UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MIMEDX GROUP, INC.
(Name of Registrant as Specified In Its Charter)
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MIMEDX GROUP, INC
1775 West Oak Commons Court NE
Marietta, GA 30062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 14, 2015

The Annual Meeting of Shareholders of MiMedx Group, Inc. (“MiMedx” or the “Company”) will be held on May 14, 2015, at 11:00 a.m. Eastern Daylight Time at MiMedx Group, Inc., 1775 West Oak Commons Court NE, Marietta, Georgia 30062, for the following purposes:

•	The election of three Class II directors;

•	Approval of an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 130,000,000 to 150,000,000;

•
Approval of the Company's 2015 Management Incentive Plan (2015 MIP) to permit the grant of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code;

•	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year; and

•	The transaction of such other business as may come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 27, 2015, as the record date for us to determine those shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

Shareholders who cannot attend the Annual Meeting may vote their shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card or voting instruction form. Internet and telephone voting procedures are described in the enclosed proxy statement and on the proxy card or, if shares are held in “street name,” on the voting instruction form that shareholders receive from their brokerage firm, bank or other nominee in lieu of a proxy card.

Please vote as promptly as possible, whether or not you plan to attend the Annual Meeting. Even though you submit your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.

I look forward to welcoming you to the meeting.

Very truly yours,

/s/ Alexandra Haden
Alexandra Haden
Secretary
April 3, 2015

MIMEDX GROUP, INC.
1775 West Oak Commons Court NE
Marietta, GA 30062

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 14, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of MiMedx Group, Inc. (“MiMedx” or the “Company”) to be held on May 14, 2015 at 11:00 a.m. Eastern Daylight Time at MiMedx Group, Inc. 1775 W. Oak Commons Court NE, Marietta, Georgia 30062.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2015

The Proxy Statement, our form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2014, are available at www.proxyvote.com

This Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2014, and the enclosed proxy card are being first sent or given to shareholders on or about April 3, 2015. The enclosed proxy card is solicited by the Company on behalf of our Board of Directors and will be voted at the Annual Meeting of Shareholders and any adjournments thereof.

Shareholders as of the close of business on March 27, 2015, the record date, may vote at the Annual Meeting. As of the record date, 106,205,128 shares of common stock were outstanding and entitled to vote. Shareholders have one vote, non-cumulative, for each share of common stock held on the record date, including shares held directly in their name as “shareholder of record” and shares held in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by the Company’s officers, directors or employees. The Company will pay all expenses incurred in this solicitation. The Company will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Proposals for Shareholder Action

The matters proposed for consideration at the meeting are:

•	The election of three Class II directors;

•	Approval of an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 130,000,000 to 150,000,000;

•
Approval of the Company's 2015 Management Incentive Plan (2015 MIP) to permit the grant of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code;

•	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year; and

•	The transaction of such other business as may come before the meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” the director nominees and the other proposals.

Voting

Shareholders of record may vote:

•
By Mail — To vote by mail using the enclosed proxy card, shareholders will need to complete, sign and date the proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

•
By Internet — Shareholders may vote over the Internet, by going to “www.proxyvote.com.” Shareholders will need to type in the Company Number and the Account Number indicated on the proxy card and follow the instructions.

•
By Telephone — Shareholders may vote over the telephone, by dialing 1-800-690-6903 in the United States or Canada from any touch-tone telephone and following the instructions. Shareholders will need the Company Number and the Account Number indicated on the proxy card.

•
By Attending the Meeting in Person — Shareholders may vote by attending the meeting in person and voting. Please contact Marianne Barbour at 770-651-9106 or mbarbour@mimedx.com in order to obtain directions to the Annual Meeting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on May 13, 2015.

In addition, a large number of banks and brokerage firms participate in online programs that provide eligible beneficial owners who hold their shares in “street name” rather than as a shareholder of record, with the opportunity to vote over the Internet or by telephone. “Street name” shareholders who elected to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the shareholder information and voting instructions. If shareholders hold shares in “street name” and the voting instruction form received from the brokerage firm, bank or other nominee does not reference Internet or telephone information, or if you prefer to vote by mail, please complete and return the paper voting instruction form. In order to vote shares held in “street name” in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the record holder (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.

Shareholders of record and “street name” shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the shareholder is responsible.

If no instructions are indicated, your proxy will be voted “FOR” the election of the director nominees and the other proposals.

Other Matters

It is not anticipated that any other matters will be considered at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

Revocation of Proxies

Each shareholder sending a proxy will have the power to revoke it at any time before it is exercised. The proxy may be changed or revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices at 1775 West Oak Commons Court, NE, Marietta, Georgia 30062, Attention: Corporate Secretary. The proxy may also be revoked by attending the meeting and voting in person.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting and at any adjournments thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of common stock present in person or represented by proxy, and entitled to vote, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

Directors are elected by the affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. For all other proposals, the action shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

Votes cast in person or by proxy, abstentions and broker non-votes will be tabulated by the inspector of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. The inspector of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter; however, abstentions will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.

Shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will be treated as present for quorum purposes. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal. The election of directors, the approval of the Amendment to the Articles of Incorporation, and approval of the 2015 Management Incentive Plan to permit the grant of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code are not considered “routine” matters as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to such matters. As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the Annual Meeting with respect to the election of directors, the approval of the Amendment to the Articles of Incorporation, or the approval of the 2015 Management Incentive Plan. The ratification of Cherry Bekaert LLP as our independent registered public accounting firm is considered a “routine matter,” and therefore, brokers will have the discretion to vote on this matter even if they do not receive voting instructions from the beneficial owner of the shares.

No Appraisal Rights

No appraisal rights are available under Florida law or our articles of incorporation or bylaws if you dissent from or vote against any of the proposals presented for consideration, and we do not plan to independently provide any such right to shareholders.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our bylaws provide that our Board may set the number of directors at no less than three. Our Board currently consists of nine directors who are divided into three classes. At each Annual Meeting, the term of one class of directors expire and persons are elected to that class for terms of three years or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Our current Board members, the classes in which they serve and the expiration of their terms as directors are as set forth in the table below:

Class Designation	Directors	Term Expiration
Class I	Charles R. Evans Charles E. Koob Neil S. Yeston	2017 Annual Meeting of Shareholders

Class II	Joseph G. Bleser Bruce Hack William C. Taylor	2015 Annual Meeting of Shareholders

Class III	J. Terry Dewberry Larry W. Papasan Parker H. Petit	2016 Annual Meeting of Shareholders

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated Joseph G. Bleser, Bruce L. Hack and William C. Taylor for election as Class II Directors. The Class II Directors’ next term expires at the 2018 Annual Meeting or upon their respective successors being elected and qualified or until their earlier death, resignation, removal or termination. All nominees have consented to serve as directors if elected.

With respect to the election of directors, you may (i) vote “for” all of the nominees, or (ii) “withhold” with respect to some or all nominees. Directors are elected by the affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. As a result, the three director nominees that receive the most votes will be elected. Broker non-votes will not be counted as votes for or against any nominee or director. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will become unable or unwilling to serve as a director.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

Set forth below is certain information regarding our director nominees and other directors who will continue serving on the Board after the Annual Meeting, including certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board. There are no family relationships among any of our directors or executive officers.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2015 ANNUAL MEETING,
CLASS II

Joseph G. Bleser, age 69, serves on the Company’s Board of Directors. He became a Director of MiMedx Group, Inc. in September 2009. He has been the Managing Member of J. Bleser, LLC, a financial consulting firm, since July 1998. Prior to July 1998, Mr. Bleser had over 15 years' experience as a Chief Financial Officer and in other financial executive positions in various publicly traded companies, including HBO & Company, Allegiant Physician Services, Inc., Transcend Services, Inc. and Healthcare.com Corporation. Mr. Bleser is formerly a Certified Public Accountant with ten years of experience in public accounting with Arthur Andersen LLC, an international public accounting firm. Mr. Bleser has 20 years of experience in serving as a member of the board of directors and the audit and other board committees of several publicly traded and private companies in the healthcare and technology industries. Most recently, Mr. Bleser was a member of the Board of Directors and the Corporate Governance Committee and Chairman of the Audit Committee of Transcend Services, Inc. (Nasdaq: TRCR) until it was acquired by Nuance Communications, Inc. in April 2012. Mr. Bleser was nominated as a director due to his extensive financial background and experience as a member of the Audit Committee of other publicly traded companies.

Bruce L. Hack, age 66, serves on the Company's Board of Directors. He became a director of MiMedx Group, Inc. in December 2009. Mr. Hack was Vice Chairman of the Board of Directors and Chief Corporate Officer of Activision Blizzard (Nasdaq:ATVI) until 2009. Prior to that, Mr. Hack was Chief Executive Officer of Vivendi Games, from 2004 to 2008, Vice Chairman of the Board of Directors of Universal Music Group, from 1998 to 2001, and Chief Financial Officer of Universal Studios, from 1995 to 1998. From 1982 to 1994, Mr. Hack held several positions at The Seagram Company, including: Director, Strategic Planning, at The Seagram Company Ltd.; and Chief Financial Officer of Tropicana Products, Inc. Prior thereto, he was a trade negotiator for the U.S. Treasury. Mr. Hack earned a B.A. at Cornell University and an M.B.A. in finance at the University of Chicago. Mr. Hack was nominated as a director due to his business expertise, particularly as it relates to sales and marketing, and experience as a member of the Boards of Directors of other companies, both public and private. He currently serves as a director of Technicolor, Inc., a public entertainment services company, and several other private companies in the medical and entertainment industries.

William C. Taylor, age 46, became the Company’s President and Chief Operating Officer in September 2009. He became a Director of the Company in October 2011. He is an operating executive with more than 20 years’ experience in healthcare product design, development, manufacturing and general management. From 2001 through 2008, Mr. Taylor was President and CEO of Facet Technologies, LLC, a Matria Healthcare, Inc. subsidiary until 2006, focused on medical device design, development, and manufacturing for OEM clients, such as Abbott, Bayer, BD, LifeScan (J&J), Roche, and Flextronics. Over his 14 year career at Facet and its predecessor company, he held various management positions, beginning with R&D, QA & Regulatory Affairs and progressing through General Management. Mr. Taylor was instrumental in growing the design and manufacturing business from $14 million in revenue to over $40 million at the time the company was purchased by Matria Healthcare in 1999. As President, he led the company to the number one market position in Microsampling and grew it to over $85 million in revenue. He also led the company as CEO for 18 months after it was sold to a private equity company in 2006. Mr. Taylor started his career in healthcare at Miles, Inc., Diagnostics Division (now Bayer Healthcare) as an engineering co-op, and then progressed to project management and senior mechanical engineering positions. A graduate of Purdue University, Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering and is co-inventor on eight patents. He currently serves on the Advisory Board of the Georgia Tech Institute for Bioengineering and Bioscience. Mr. Taylor was nominated as a director due to his extensive experience as an operating executive in the medical device sector.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2017 ANNUAL MEETING,
CLASS I

Charles R. Evans, age 68, serves on the Company’s Board of Directors. Mr. Evans became a director of the Company in September 2012. Mr. Evans has over 40 years of experience in the healthcare industry. He is currently President of the International Health Services Group, an organization he founded to support health services development in underserved areas of the world. He also currently is a senior advisor with Jackson Healthcare, a consortium of companies that provide physician and clinical staffing, anesthesia management and information technology solutions for hospitals, health systems and physician groups. In addition, Mr. Evans is a Fellow in the American College of Healthcare Executives having previously served as Governor of the College from 2004 to 2007 and as Chairman Officer from 2008 to 2011. In 2012, he attained the Board Leadership Fellow credential of the National Association of Corporate Directors. Previously, Mr. Evans was a senior officer with Hospital Corporation of America (HCA), having managed various HCA divisions and completing his service with the responsibility for operations in the Eastern half of the country. Mr. Evans currently serves on the Board of Directors of Jackson Healthcare, and as a member of the Senior Advisory Board at MedAssets. Additionally, Mr. Evans serves on the boards of non-profit organizations including Chairman of MedShare International, and Chairman of the Hospital Charitable Service Awards.  Mr. Evans was nominated as a director due to his healthcare management expertise.

Charles E. (“Chuck”) Koob, age 70, serves on the Company's Board of Directors. He became a Director of Alynx in February 2008, and of MiMedx Group, Inc. in March 2008. He was first elected as a Director of MiMedx, Inc. in April 2007. Mr. Koob joined the law firm of Simpson Thacher & Bartlett, LLP in 1970 and became a partner in 1977. He retired from that firm on January 1, 2007. While at that firm, Mr. Koob was the co-head of the Litigation Department and served on the firm’s Executive Committee. Mr. Koob specialized in competition, trade regulation and antitrust issues. Throughout his 37-year tenure, he represented clients before the Federal Trade Commission, the Antitrust Division of the Department of Justice, and numerous state and foreign competition authorities. His résumé includes the representation of Virgin Atlantic Airways, Archer Daniels Midland, and Kohlberg Kravis Roberts and Co. He received his B.A. from Rockhurst College in 1966 and his J.D. from Stanford Law School in 1969. Mr. Koob serves on the board of Stanford Hospital and Clinics. He also serves on the board of a private drug development company and MRI Interventions, a publicly traded medical device company. Mr. Koob was nominated as a director due to his 37 years of legal expertise in representing both publicly traded and privately held businesses.

Neil S. Yeston, M.D., age 72, serves on the Company's Board of Directors. Dr. Yeston became a director of the Company in September 2012. Dr. Yeston is the Immediate Past President of the New England Surgical Society and currently serves as Active Senior Staff, Department of Surgery at Hartford Hospital. During his association with Hartford Hospital, Dr. Yeston previously served in various roles including Vice President of Academic Affairs, Director of Corporate Compliance, Vice President of Quality Management and Director of the Section on Critical Care Medicine, Department of Surgery. Dr. Yeston has formerly served as Professor of Surgery at the University of Connecticut and the Assistant Dean, Medical Education at the University Of Connecticut School Of Medicine. Prior to his associations with Hartford Hospital and the University of Connecticut, Dr. Yeston served with Boston University Medical Center, in various positions including the Vice Chairman Department of Surgery, Associate Professor of Anesthesiology, Director Progressive Care Unit and Associate Professor of Surgery. Dr. Yeston was nominated as a director because of his in-depth understanding of healthcare issues from the perspective of the practitioner, academician, administrator and executive.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2016 ANNUAL MEETING,
CLASS III

J. Terry Dewberry, age 71, serves on the Company's Board of Directors. He became a Director of MiMedx Group, Inc. in September 2009. Mr. Dewberry is a private investor with significant experience at both the management and board levels in the healthcare industry. He has extensive experience in corporate mergers and takeovers on both the buy and sell sides for consideration up to $5 billion. Mr. Dewberry has served on the Boards of Directors of several publicly traded healthcare products and services companies, including Respironics, Inc. (Nasdaq:RESP) (1998-2008), Matria Healthcare, Inc. (Nasdaq:MATR) (2006-2008), Healthdyne Information Enterprises, Inc. (1996-2002), Healthdyne Technologies, Inc. (1993-1997), Home Nutritional Services, Inc. (1989-1994) and Healthdyne, Inc. (1981-1996). From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, he served as President and Chief Operating Officer, and Executive Vice President of Healthdyne, Inc. Mr. Dewberry received a Bachelor of Electrical Engineering from Georgia Institute of Technology in 1967 and a Masters of Public Accounting from Georgia State University in 1972. Mr. Dewberry was nominated as a director due to his extensive business and financial background and experience as a member of the Boards of Directors of other publicly traded companies and a member of the Audit Committee of at least one other public company.

Larry W. Papasan, age 74, serves on the Company's Board of Directors. He became a Director of Alynx in February 2008 and of MiMedx Group, Inc. in March 2008. He was first elected as a Director of MiMedx, Inc. in April 2007. From July 1991 until his retirement in May 2002, Mr. Papasan served as President of Smith & Nephew Orthopaedics. Mr. Papasan served as a Director and Chairman of the Board of Directors of BioMimetic Therapeutics, Inc. (Nasdaq GM:BMTI) from August 2005 until March 2013. Mr. Papasan has been a member of the Board of Directors of Reaves Utility Income Fund (Nasdaq CM:UTG), a closed-end management investment company, since February 2003 and of Triumph Bankshares, Inc. (a bank holding company) since April 2005. Mr. Papasan also serves as Chairman of the Board of Medovex Corp. and as a director of SSR Engineering, Inc., AxioMed Spine Corporation, BioMedical Tissue Technologies, Cagenix, Inc., Bio Nova Medical, Inc. and Six Fix, Inc. Mr. Papasan was nominated as a director due to his extensive business experience, including experience in the medical device field, as well as experience as a director of several other companies, both public and private.

Parker H. “Pete” Petit, age 75, joined the Company as Chairman of the Board of Directors, Chief Executive Officer and President in February 2009. From May 2008 until he joined the Company, Mr. Petit was the President of The Petit Group, LLC, a private investment company. Prior to that, Mr. Petit was the Chairman and CEO of Matria Healthcare, Inc., (Nasdaq: MATR), which was sold to Inverness Medical Innovations, Inc. in May 2008. Matria Healthcare was a former subsidiary of Healthdyne, Inc., which Mr. Petit founded in 1971. Mr. Petit served as Chairman and CEO of Healthdyne and some of its publicly traded subsidiaries after Healthdyne became a publicly traded company in 1981. Mr. Petit received his bachelor’s degree in Mechanical Engineering and Master of Science degree in Engineering Mechanics from Georgia Tech and an MBA degree in Finance from Georgia State University. At Georgia Tech, Mr. Petit funded a professorial chair for “Engineering in Medicine,” endowed the Petit Institute for Bioengineering and Bioscience, and assisted with the funding of the Biotechnology Building, which bears his name. At Georgia State University, he assisted with the funding of the Science Center building which also bears his name. In 1994, he was inducted into the Technology Hall of Fame of Georgia. In 2007, he was inducted into the Georgia State Business Hall of Fame. Mr. Petit serves as a member of the Board of Directors of the Georgia Research Alliance, which is chartered by the State of Georgia to promote high technology and scientific development in the State. In October of 2011, Mr. Petit was inducted into the National Academy of Engineering. He serves as a member of the Board of Directors of Intelligent Systems Corporation (NYSE Amex: INS). Mr. Petit was nominated as a director due to his extensive healthcare business experience and leadership success.

Board of Directors Leadership Structure

Our Board of Directors has carefully considered the benefits and risks in combining the role of Chairman of the Board of Directors and Chief Executive Officer and has determined that Mr. Petit is the most qualified and appropriate individual to lead our Board of Directors as its Chairman. The Board of Directors believes there are efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board of Directors. As our Chief Executive Officer, Mr. Petit is responsible for the day-to-day operation of the Company and for the implementation of the Company’s strategy. Mr. Petit serves as a bridge between management and our Board of Directors, ensuring that both groups act with a common purpose. Our Board of Directors further noted that the combined role of Chairman of the Board of Directors and Chief Executive Officer facilitates centralized leadership in one person so that there is no ambiguity about accountability. Our Board of Directors also considered Mr. Petit’s knowledge regarding our operations and the industries and markets in which we compete and his ability to promote communication, to synchronize activities between our Board of Directors and our senior management and to provide consistent leadership to both our Board of Directors and our Company.

In determining whether to combine the roles of Chairman of the Board of Directors and Chief Executive Officer, our Board of Directors closely considered our current system for ensuring significant independent oversight of management, including the following: (1) only two members of our Board of Directors, Mr. Petit, and Mr. Taylor, also serve as employees; (2) each director serving on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is independent and (3) the Compensation Committee annually evaluates the Chief Executive Officer’s performance and has the authority to retain independent compensation advisors.

The Board of Directors has not designated a lead independent director.

Director Independence

The NASDAQ Stock Market rules require that a majority of the members of our Board of Directors be independent, which means that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board of Directors has determined that Messrs. Hack, Evans, Yeston, Papasan, Dewberry, and Bleser qualify as "independent" under the standards of the NASDAQ Stock Market, Section 10A(m)(3) of the Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC.

Board of Directors Risk Oversight

The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2014, there were seven meetings of the Board of Directors. Each incumbent director attended more than 75 percent of the aggregate of all meetings of the Board of Directors held while he was a director and any committees on which that director served.

In addition to other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company’s Board of Directors has the following standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

We do not have a formal policy, but we strongly encourage each of our directors to attend in person each annual meeting of shareholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. All of our directors attended our 2014 Annual Meeting of Shareholders.

Audit Committee and Audit Committee Financial Expert

The Company complies with the rules of the NASDAQ Stock Market, which require that the Audit Committee of the Board of Directors be comprised of at least three members, all of whom qualify as “independent” under the criteria set forth in Rule 10A-3 of the Exchange Act.  The Company currently has four members on its Audit Committee: J. Terry Dewberry (Chairman), Joseph G. Bleser, Larry W. Papasan and Charles R. Evans, each of whom satisfies the independence standards of the NASDAQ Stock Market rules for audit committee members. The Board of Directors has determined that Mr. Dewberry is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Securities and Exchange Commission (“SEC”) Regulation S-K. The current charter for the Audit Committee is posted on the Company's website at www.mimedx.com. The Audit Committee held five meetings during the year ended December 31, 2014. As part of its duties, the Audit Committee:

•	Oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•
Reviews the Company’s financial statements with management and the Company’s outside auditors, and recommends to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Establishes policies and procedures to take, or recommends that the full Board of Directors take, appropriate action to oversee the independence of the outside auditors;

•	Establishes policies and procedures for the engagement of the outside auditors to provide permitted non-audit services;

•	Takes responsibility for the appointment, compensation, retention, and oversight of the work of the Company’s outside auditors and recommends their selection and engagement;

•	Ensures that the outside auditors report directly to the Audit Committee;

•	Reviews the performance of the outside auditors and takes direct responsibility for hiring and, if appropriate, replacing any outside auditor failing to perform satisfactorily;

•	Provides, as part of any proxy filed pursuant to SEC regulations, the report required by SEC regulations; and

•	Establishes procedures for handling complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

Compensation Committee

The Company complies with the rules of the NASDAQ Stock Market, which require that the Compensation Committee of the Board of Directors be comprised of only members who qualify as “independent” under the criteria set forth in NASDAQ Stock Market rules. Currently, the Compensation Committee consists of Joseph G. Bleser (Chairman), Larry W. Papasan and Neil S. Yeston.  The Compensation Committee held six meetings during the year ended December 31, 2014.

Pursuant to its charter, the Compensation Committee is responsible for establishing the Company’s overall compensation philosophy and programs and exercising the authority of the Board of Directors in the administration of all compensation plans and programs. The Compensation Committee also is charged with reviewing the performance of the Company’s Chief Executive Officer, reviewing and approving, or in the case of executive officers, recommending to the Board, compensation arrangements for and contractual arrangements with the Company’s executive officers, and reviewing and recommending to the full Board of Directors for approval incentive and equity-based compensation plans and directors’ compensation. The Compensation Committee is authorized to delegate responsibilities to sub-committees of the Compensation Committee as necessary or appropriate. The current charter for the Compensation Committee is posted on our website at www.mimedx.com. The Committee establishes compensation for executive officers and directors based on peer data, the Company’s resources and, with respect to executive officers, the qualifications and experience of the executive. With respect to compensation of executive officers other than the Chairman and Chief Executive Officer, the Committee considers recommendations of the Chairman and Chief Executive Officer.

Nominating and Corporate Governance Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

Our Nominating and Corporate Governance Committee currently consists of three independent directors, Larry W. Papasan (Chairman), J. Terry Dewberry and Bruce L. Hack. The charter for this Committee requires that it annually present to the Board of Directors a list of individuals who meet the criteria for Board of Directors membership, recommend such individuals for nomination for election to the Board of Directors at the annual meeting of shareholders and also consider suggestions received from shareholders regarding director nominees in accordance with any procedures adopted from time to time by the

Nominating and Corporate Governance Committee. All of the Committee members meet the independence requirements of the NASDAQ Stock Market rules for nominating and corporate governance committee members. The current charter for the Nominating and Corporate Governance Committee is posted on our website at www.mimedx.com. The Nominating and Corporate Governance Committee held six meetings during the year ended December 31, 2014.

No material changes have been made to the procedures by which our shareholders may recommend nominees to our Board of Directors since we last described these procedures in the Form 10-K/A filed with the SEC on July 29, 2008. However, as further described below, our Nominating and Corporate Governance Committee adopted a formal policy consistent with those procedures and our bylaws in March 2010.

Evaluation of Director Candidates

In evaluating and recommending director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate based on current needs. These factors may include leadership skills, business judgment, relevant expertise and experience, whether the candidate has a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly-traded company in today’s business environment, relevant regulatory experience, decision-making ability, interpersonal skills, community activities and relationships, and the interrelationship between the candidate’s experience and business background and other Board members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serving on the Board of Directors.

To date, nominees for appointment and election to our Board of Directors have been selected pursuant to an informal process. Each person selected has been based upon a recommendation made to the Nominating and Corporate Governance Committee or the Board of Directors (prior to formation of that Committee). The Nominating and Corporate Governance Committee has not established a policy for consideration of diversity in its nominating process.

In accordance with our bylaws, the Nominating and Corporate Governance Committee will consider for nomination candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Board of Directors for consideration as a nominee to the Board of Directors, such shareholder must submit in writing to the Secretary of the Company:

•	The name, age and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The nominee’s qualifications to serve as a director;

•	Such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the SEC;

•	The name and residence address of the notifying shareholder;

•	The number of shares owned by the notifying shareholder; and

•	The nominee’s written consent to being named a nominee and serving as a director if elected.

This information must be delivered or mailed to the Secretary of the Company: (a) in the case of an annual meeting of shareholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days prior to such anniversary date; and (b) in the case of an annual meeting of shareholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, or in the case of a special meeting of shareholders, not later than the close of business on the tenth day following the day on which the notice of meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

A shareholder making any proposal shall also comply with all applicable requirements of the Exchange Act.

Candidates properly submitted for consideration by shareholders will receive the same consideration as candidates presented by other persons. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

Shareholder Communications with the Board of Directors

MiMedx shareholders may communicate with the Board of Directors, or individual specified directors, in writing addressed to:

MiMedx Group, Inc.
Board of Directors
c/o Corporate Secretary
1775 West Oak Commons Court, NE
Marietta, Georgia 30062

The Corporate Secretary will review each shareholder communication. The Corporate Secretary will forward to (i) the entire Board of Directors, (ii) the non-management members of the Board of Directors, if so addressed, or (iii) the members of a Board of Directors committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against MiMedx or a team member or further a personal interest not shared by other shareholders generally.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer (our principal executive officer), Chief Financial Officer (our principal financial and accounting officer), controller, and persons performing similar functions. A copy is posted on our website at www.mimedx.com. In the event that we amend any of the provisions of the Code of Business Conduct and Ethics that requires disclosure under applicable law, SEC rules or applicable NASDAQ listing standards, we intend to disclose the amendment on our website.

Any waiver of the Code of Business Conduct and Ethics for any executive officer or director must be approved by the Board of Directors and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

EXECUTIVE OFFICERS

In addition to Messrs. Petit and Taylor, who are also directors, the following persons currently serve as our executive officers:

Michael J. Senken, age 56, joined the Company as Chief Financial Officer in January 2010. Prior to joining the Company he was the Vice President and Chief Financial Officer of Park ‘N Fly, Inc. from August 2007 to September 2009. From August 2005 to August 2007, Mr. Senken was Vice President and Chief Financial Officer of Patient Portal Technologies (OTCBB:PPRG). From June 2005 to August 2005, Mr. Senken was a consultant for JC Jones LLC. From 2002 to 2004, Mr. Senken was Senior Vice President and General Manager-Broadband Consumer Lifestyle for Philips Consumer Electronics. Prior thereto, Mr. Senken was employed by Philips Broadband Networks, serving as Senior Vice President and General Manager from 1996-2002, as Vice President and Chief Financial Officer from 1986 to 2002, and as Controller from 1983 to 1986. From 1980 to 1983, Mr. Senken was an auditor for Philips Electronics North America.

Alexandra O. Haden, age 40, has served in the capacity of General Counsel & Secretary since March 1, 2015. Ms. Haden joined MiMedx in June 2013 in the capacity of Senior Attorney. She served in that role until her promotion to the position of Assistant General Counsel in April 2014, where she served until her current appointment. Ms. Haden has over 15 years’ experience as both in-house and outside corporate counsel. Prior to joining MiMedx, Ms. Haden served in the legal department at Graphic Packaging International, Inc. from May 2007 to June 2013. Prior thereto, Ms. Haden served in the legal department of Consolidated Container Company, LLC from May 2004 until April 2007. Prior to Consolidated, Ms. Haden served was an associate with the Atlanta, Georgia law firm of Elarbee, Thompson, Sapp & Wilson, LLP. She earned her bachelor's degree in Public Policy from the University of Chicago in 1996 and her law degree from the University of North Carolina School of Law in 1999.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Compensation Committee Charter

The Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) of MiMedx Group, Inc. (“MiMedx” or “the Company”) operates pursuant to a written charter adopted by the Board of Directors (the “Board”). The charter is posted in the Investors section of the Company’s website at www.mimedx.com. The Compensation Committee annually reviews and reassesses the adequacy of its charter. The Compensation Committee is responsible for reviewing and evaluating all compensation and remuneration to those of the executive officers listed in the Summary Compensation Table contained herein and referred to herein as “Named Executive Officers.” For 2014, the Company's Named Executive Officers were Parker H. Petit, the Company's Chairman and Chief Executive Officer, William C. Taylor, the Company's President and Chief Operating Officer, Michael J. Senken, the Company's Chief Financial Officer, and Roberta McCaw, General Counsel and Secretary. Ms. McCaw retired as General Counsel and Secretary effective February 28, 2015. Alexandra O. Haden, Assistant General Counsel & Assistant Secretary, was appointed as General Counsel & Secretary of the Company effective March 1, 2015. All components of compensation for the Named Executive Officers are approved and recommended by the Compensation Committee for approval by the Board of Directors.
Philosophy

MiMedx’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and motivate them to achieve the Company’s operational and financial goals. In line with this philosophy, the Company’s practice is to provide total compensation that is competitive with comparable positions within peer organizations. The compensation program is based on individual and organizational performance and includes components that reinforce the Company’s motivational and retention-related compensation objectives. The principal components of compensation for MiMedx’s Named Executive Officers are: base salary, annual cash incentives and long-term equity incentives. Cash bonuses are included to encourage and reward effective performance relative to the Company’s near-term plans and objectives. Equity incentives are included to promote longer-term focus, to help retain key contributors and to align the interests of the Company’s executives and shareholders.
Say on Pay

In 2013, the Company conducted an advisory vote on the compensation of the Named Executive Officers. While this vote is not binding on the Company, the Board, or the Compensation Committee, the Company believes that it is important for shareholders to have an opportunity to vote on compensation of the Named Executive Officers as a means to express their views regarding the Company’s executive compensation philosophy, compensation policies and programs, and decisions regarding executive compensation. To the extent there is any significant vote against the compensation of the Company’s Named Executive Officers, the Compensation Committee and Board will evaluate what actions are necessary to address those concerns. At the 2013 Annual Meeting, the shareholders approved the Company’s 2012 Named Executive Officer compensation with approximately 96% of the votes cast in favor of the proposal. The Board and Compensation Committee reviewed these final vote results together with the other factors and data discussed in this Compensation Discussion and Analysis and determined that, given the significant level of support of the Company’s approach to compensation by its shareholders, no changes to its executive compensation policies and related decisions were necessary. The Company has determined that its shareholders should vote on a say-on-pay proposal every three years, consistent with the recommendation of the Board and the preference expressed by the Company’s shareholders in the advisory vote taken at the 2013 Annual Meeting of Shareholders. The next vote on a say-on-pay proposal will occur at the 2016 Annual Meeting.

Overview of Compensation and Process

The Compensation Committee is responsible for reviewing and recommending all elements of compensation for the Company’s Named Executive Officers and reviewing and approving certain elements of compensation for all of the Company’s executives.

Generally, base salaries to be become effective on April 1st of that year are set for the Named Executive Officers at the regularly-scheduled February or March meetings of the Compensation Committee and the Board. At this meeting, the Compensation Committee also (i) reviews, approves and recommends for approval of the Board an annual cash incentive plan for the Named Executive Officers and other executives for the new fiscal year, (ii) reviews, approves and recommends for approval of the Board the calculated and earned incentives for the Named Executive Officers and other executives for the prior fiscal year’s annual incentive plan, (iii) considers, approves and recommends for approval by the Board equity-based awards to the Named Executive Officers, and (iv) considers and approves equity-based awards for all other officers and eligible employees.

In making compensation decisions, the Compensation Committee considers recommendations of Parker H. Petit, Chairman and Chief Executive Officer, and Thornton A. Kuntz, Jr., Senior Vice President, Administration. To assist in setting compensation for Messrs. Petit, Taylor and Senken in 2014, Mr. Kuntz conducted a compensation analysis of the practices of peer companies. The peer group companies were publicly-traded companies in the medical device, bio-medical and tissue sectors of the healthcare industry. The peer group selection and comparability are determined using, among other things, organizational criteria, revenue, market capitalization, complexity of business, industry sector, earnings growth, science/technology and other proprietary requirements for growth, and product offerings. The data from these companies provided the Company with a “benchmark.” The Compensation Committee believes that a benchmark is a point of reference for measurement, but not the sole determining factor for the compensation of these three Named Executive Officers. Additionally, Ms. McCaw’s compensation was not benchmarked against the peer group companies because there were relatively few reported comparable positions in the peer group study. Instead, Ms. McCaw’s compensation was benchmarked against the established internal compensation of the other Named Executive Officers.

From time to time as the need arises, the Committee also may retain the advice of an independent consultant and/or commission compensation studies. The Committee did not retain an independent consultant or commission any compensation studies in 2014. The Compensation Committee considers the recommendation of the Chairman and Chief Executive Officer as crucial in its review and analysis of the compensation for the Named Executive Officers reporting to the Chief Executive Officer. Although compensation survey data are useful guides for comparative purposes, MiMedx believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. In that regard, the Compensation Committee applies its judgment in reconciling the program’s objectives with the realities of retaining valued employees.

For 2014 compensation, the Compensation Committee utilized an analysis conducted by Mr. Kuntz to benchmark the major components of total executive compensation against a peer group of 21 publicly-traded companies in the medical device, bio-medical and tissue sectors of the healthcare industry. The 21 companies selected were those deemed by the Committee, after input from senior management, to be the most comparable to the Company during the period of the compensation analysis. The Compensation Committee revised the composition of the peer group of publicly-traded companies from that used in 2013 to better align the peer group with the 2014 revenue, market capitalization and commercialization stage of the Company. For the period analyzed, the average, median and 75th percentile trailing 12-month annualized revenues of the 21 peer group companies were $147 million, $142 million and $235 million, respectively. For the same period, the average, median and 75th percentile market cap of the 21 peer group companies were $941 million, $854 million and $1,340 million, respectively.

The following companies comprise the peer group of the 21 publicly-traded companies in the medical device, bio-medical and tissue sectors of the healthcare industry that were utilized in the 2014 compensation decisions:

Abiomed, Inc.	Cyberonics, Inc.	InterMune, Inc.
Acorda Therapeutics, Inc.	Derma Sciences, Inc.	MAKO Surgical, Inc.
Advanced Cell Technologies, Inc.	DexCom, Inc.	Meridian Bioscience, Inc.
Alphatec Holdings, Inc.	Exatech, Inc.	Osiris Therapeutics, Inc.
ArthoCare Corporation	Exelixis, Inc.	RTI Surgical, Inc.
Athersys, Inc.	Geron Corporation	Tornier N.V.
Cryolife, Inc.	Insulet Corporation	Xenport, Inc.

In order to compete effectively for top executive-level talent, the Compensation Committee targets total direct compensation (base salary, annual cash incentives and long-term equity incentives) for Named Executive Officers between the 50th and 75th percentile of total direct compensation paid to similarly-situated executives of the companies comprising the peer group. Specific elements of compensation were targeted at the percentile of compensation paid to the peer group as set forth below:

Compensation Element	Targeted Percentile
Base Salary	50th to 60th Percentile
Annual Cash Incentives	50th to 60th Percentile
Long-Term Equity Incentives	60th to 75th Percentile

Because the Compensation Committee believes that a significant portion of total executive compensation should be tied to the annual and long-term performance of the Company, the Committee set the benchmarked mix of total direct compensation for the Named Executive Officers to be in the following range expressed as a percentage of total direct compensation:

Named Executive Officer	Parker H. Petit	William C. Taylor	Michael J. Senken	Roberta L. McCaw
Base Salary As a Percentage of Total Direct Compensation	26%	30%	40%	42%
Annual Cash Incentives As a Percentage of Total Direct Compensation	15%	17%	16%	16%
Long-Term Equity Incentives As a Percentage of Total Direct Compensation	59%	53%	44%	42%
Total	100%	100%	100%	100%

The Company’s overall success is dependent upon the aggressive pursuit and achievement of the Company’s growth, profit, cash flow and strategic goals. The Compensation Committee believes that the Company’s compensation philosophy and practices for its Named Executive Officers will continue to serve those goals and, therefore, will continue to consist of a mix of competitive base compensation, annual cash incentives and long-term equity incentives.

Base Salary

MiMedx employees, including its Named Executive Officers, are paid a base salary commensurate with the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, labor market conditions and with reference to peer company salary levels.

The annual base salary rates in effect at the start of fiscal year 2014 were $480,000, $395,000, $275,000, and $240,000 for Messrs. Petit, Taylor, and Senken, and Ms. McCaw, respectively. The salaries for each of Messrs. Petit, Taylor and Senken and Ms. McCaw were increased to $528,000, $434,500, $302,500 and $264,000, respectively, effective April 1, 2014.

In setting annual base salaries for the Named Executive Officers for fiscal year 2014, the Compensation Committee reviewed compensation for comparable positions in the peer group companies. The Committee also took into account the scope of each executive’s responsibilities, skills, experience and performance. With respect to the CEO, the Committee considered the annual performance evaluation conducted by the Compensation Committee, which had concluded that Mr. Petit’s performance in 2013 had been exceptional, as well as the fact that fiscal year 2013 was a monumental year for MiMedx. Under Mr. Petit’s leadership, MiMedx realized significant revenue growth and achieved substantial progress and successes in reimbursement coverage, clinical studies and publications, protection of intellectual property, build-out of corporate infrastructure, and sales force expansion. The Company’s achievements in 2013 are summarized as follows:

•
Revenue for 2013 of $59.3 million was approximately 2.2 times 2012 revenue. The Company exceeded full year budgeted revenue of $53 million by more than 10%. The fourth quarter of 2013 was the ninth consecutive quarter in which the Company met or exceeded its revenue goals.

•
The fourth quarter of 2013 marked the eighth consecutive quarter of positive Adjusted EBITDA (defined as Earnings Before Interest, Taxes, Depreciation, Amortization, financing expense and Share-Based Compensation). The Company’s full year 2013 gross margins of 84% represented a three percentage point improvement over 2012 record gross margins of 81%.

•
In the third quarter of 2013, for the first time in Company history, MiMedx achieved its goal of positive quarterly cash flow from operations. The fourth quarter cash flow from operations continued and grew this positive trend.

•	Throughout 2013, the Company aggressively expanded its direct sales force in key sales verticals and markets and in key geographies.

•
The FDA’s “Untitled Letter” questioning the Company’s micronized products’ status for marketing solely under Section 361 was an unexpected event during the year. The organization responded extremely well to this with a quick and detailed response to the FDA and its up-front messaging to the investment community and physician customers. The Company is diligently pursuing a Biologics License Application with the FDA.

•	Although not as aggressive as the expansion of the sales force, on an as-needed basis, MiMedx grew the capabilities and staff within all of its infrastructure support functions.

•
MiMedx executives presented at a dozen highly recognized investor conferences and secured coverage from 4 analysts reporting on the Company. At the close of 2013, the Company had nearly 30% institutional ownership, as compared to approximately 2% at the beginning of 2013.

•
MiMedx fulfilled its strategy of securing a listing on NASDAQ. This milestone facilitated the goal of broadening the Company’s exposure to the investment community and increasing the trading volume in MiMedx stock.

•	The Company’s December 2013 follow-on offering of common stock was more than five times oversubscribed.

•	The Company was granted 10 new patents during 2013, and by the end of 2013, MiMedx had 11 dehydrated human amnion/chorion membrane (“dHACM”)-based U.S. patents.

•
MiMedx provided a wealth of detailed analytics to the Centers for Medicare and Medicaid (“CMS”) in support of their Hospital Outpatient Prospective Payment System (OPPS) Pricing Rule to package the reimbursement for certain products used in advanced wound care with the related procedure.

•
The Company effectively executed on its comprehensive reimbursement coverage strategy. Based on the excellent results from its clinical studies, MiMedx successfully secured coverage from six of the eight Medicare Administrative Contractors (“MACs”) by the end of 2013.

•
The Company maintained an aggressive schedule of clinical studies, including Randomized Controlled Trials, Crossover Studies and follow-up studies, which chronicled the clinical effectiveness of the MiMedx dHACM allografts. In the collective body of work resulting from the studies, the results achieved were remarkable and compelling.

•
MiMedx continued to execute on its strategic focus to expand its placenta recovery network and ensure the ongoing and potential demand for its dHACM allografts is fully served. MiMedx has secured relationships with hospitals and physician practices that will allow for placenta procurement adequate enough for close to $500 million in annual revenue.

•	The Company continued its progress in gaining greater degrees of efficiency and capacity in its processing operations.

Cash Incentives

Annual cash bonuses for the Named Executive Officers and other executives are determined under the Company’s Management Incentive Plan (the “MIP”), which is an annual cash incentive plan that is designed to incentivize and reward achievement of the current year’s financial and operational goals.

Each of the Named Executive Officers and other executives who report directly to the Chairman and Chief Executive Officer or President and Chief Operating Officer are eligible to participate in the MIP (“MIP Participants”), with a targeted base bonus equal to a specified percentage of his/her base salary.

Payment of bonuses under the MIP is contingent on the achievement of annual performance measures specific to each fiscal year. In the first quarter of each fiscal year, the Compensation Committee approves and recommends to the full Board the MIP criteria for targeted incentive amounts, eligibility, performance measures and calculation formula of earned incentives.

2014 MIP

The 2014 MIP was adopted in February 2014. For 2014, each of the Named Executive Officers and other MIP Participants participated in the 2014 MIP with a targeted Base Bonus amount expressed as a percentage of annual base salary to be earned based upon the achievement of a combination of the Company’s consolidated 2014 revenue and 2014 Earnings Before Interest, Taxes, Depreciation, Amortization and Share-Based Compensation (“Adjusted EBITDA”) targets. Ninety percent of each Named Executive Officer’s targeted Base Bonus was based upon 2014 revenue, and 10% was based on 2014 Adjusted EBITDA. Provided a threshold level of 2014 Adjusted EBITDA was achieved, the incentive payments for revenue performance and Adjusted EBITDA performance were to be calculated independent of the other component.

An excess incentive amount (“Excess Bonus”) was established to be earned and paid in accordance with a formula based on 2014 revenue that exceeds the 2014 revenue target, provided the total payment did not exceed two times the targeted Base Bonus amount for the respective Named Executive Officer or other MIP Participant.

For each MIP Participant, the Compensation Committee established a target base bonus (the “Base Bonus”). The 2014 target Base Bonus for Named Executive Officers ranged from 40% to 55% of year-end base salary. The 2014 target Base Bonus for all other MIP Participants ranged from 30% to 40% of year-end base salary. The Adjusted EBITDA target (“Adjusted EBITDA Target”) was set based on the Company’s 2014 operating budget approved by the Board of Directors in December 2013. The Compensation Committee believes that an important aspect of the MIP is that it is “self-funding,” in that a minimum level of performance against the targets must be achieved in order for any bonus payments to be made. Therefore, the achievement of a threshold level of Adjusted EBITDA performance (“Adjusted EBITDA Threshold”) was a condition to any payment based on Adjusted EBITDA or revenue. Named Executive Officers had an opportunity to earn a base bonus as follows:
EBITDA Performance

•
The Board established the percentage of the applicable Base Bonus that was payable based on the achievement of specified levels of 2014 Adjusted EBITDA performance between the Adjusted EBITDA Threshold of $10,800,000 and the Adjusted EBITDA Target of $20,800,000, before the payment of incentives to MIP Participants and all other members of management participating in another annual incentive plan.

•	No portion of the Base Bonus allocated to Adjusted EBITDA performance was eligible for payment unless the Adjusted EBITDA Threshold was met or exceeded.

•
Payment of 10% of the Base Bonus allocated to Adjusted EBITDA performance was payable at the Adjusted EBITDA Threshold, and payment increased at specified intervals up to 100% of the Base Bonus allocated to Adjusted EBITDA becoming payable for Adjusted EBITDA performance at the Adjusted EBITDA Target.

Revenue Performance

•
The Board established a minimum level of revenue for any payment based on revenue (the “Revenue Minimum”) and a target revenue level (the "Revenue Target”) and the percentage of the applicable Base Bonus that was payable based on the achievement of specified levels of 2014 performance between the Revenue Minimum of $85,500,000 and the Revenue Target of $95,000,000.

•	No portion of the Base Bonus allocated to revenue performance was eligible for payment unless both the Adjusted EBITDA Threshold and Revenue Minimum were achieved.

•
If the Adjusted EBITDA Threshold and Revenue Minimum were achieved, payment of 15% of the Base Bonus allocated to revenue performance was payable at the Revenue Minimum, and payment increased at specified intervals up to 100% of the Base Bonus allocated to revenue becoming payable for revenue performance at the Revenue Target.

The Company’s 2014 Adjusted EBITDA, before the payment of incentives to MIP Participants and all other members of management participating in another annual incentive plan, was $24,595,000. Based on the achieved level of 2014 Adjusted EBITDA, MIP Participants earned 100% of the Base Bonus allocated to Adjusted EBITDA. The Company’s actual 2014 revenue of $118,200,000 resulted in the eligibility of MIP Participant for Excess Bonus. Based on the achieved level of 2014 revenue, MIP Participants earned 211% of the Base Bonus allocated to revenue performance. The total incentives earned by MIP Participants were equal to 2 times (200%) the target Base Bonus.

The table below presents the targeted Base Bonus in dollars and expressed as a percentage of base salary for each of the Company’s Named Executive Officers, as well as the actual total MIP bonus payment (Base Bonus + Excess Bonus) earned in 2014. The bonuses were paid in February 2015.

Named Executive Officer	Target Base Bonus as % of 2014 Base Salary	Target Base Bonus Amount	Total MIP Payout (including Excess Bonus)
Parker H. Petit	55%	$290,400	$580,800
William C. Taylor	55%	$238,975	$477,950
Michael J. Senken	40%	$121,000	$242,000
Roberta L McCaw	40%	$105,600	$211,200

Discretionary Bonus

October 29, 2014, the Compensation Committee approved a one-time cash bonus of $400,000 and grant of 50,000 restricted shares to Mr. Petit. This discretionary bonus was made in view of Mr. Petit's outstanding performance to date in 2014, as well as the fact that Mr. Petit had, in previous periods, declined cash compensation in the interest of conserving the Company's cash.

Long-Term Equity Incentives

The Company’s stock option and restricted stock awards are administered through the Company’s shareholder approved Assumed 2006 Stock Incentive Plan (“2006 Stock Incentive Plan”) and are designed to align the interests of the Company’s Named Executive Officers and other MiMedx officers, members of management and key employees with the interests of the Company’s shareholders, and serve as a key retention tool. Stock options and restricted stock vest over a period of time. The Committee believes that a vesting period is a positive motivator for the Company’s officers, management and key employees to focus their strategy and efforts on the Company’s long-term goals. Working toward the long term growth of the price of the Company’s stock produces the ultimate financial gain for the executives’ equity awards and increase in value for the Company’s shareholders.

Historically, the Company granted only stock options under the 2006 Stock Incentive Plan and the Compensation Committee continues to believe that options are an appropriate method of rewarding and incentivizing long-term performance. Beginning in October 2012, however, the Committee adopted the strategy of granting restricted stock in lieu of or in combination with stock option grants in certain instances where the Compensation Committee believes that a restricted stock grant is a more efficient way to reward and motivate superior performance. The Compensation Committee recognized that stock options are an effective form of equity compensation that motivates the Named Executive Officers and other executives to rigorously pursue the long term strategic goals of the Company. This alignment occurs because stock options only have value when the Company’s stock price increases over time. The Compensation Committee also believes that restricted stock awards are an effective form of equity compensation because they are a strong retention tool for Named Executive Officers and other key executives. Restricted stock awards increase in value as the Company’s stock price increases over time, but they also continue to have value in the event of a stock price decline. Thus, unlike stock options, restricted stock does not lose its retention value in the event of a decline in stock price. Additionally, the Compensation Committee recognized that restricted stock awards are becoming an increasingly prevalent tool in the incentive compensation reported by the peer group of publicly-traded companies. The Compensation Committee and management consider the circumstances of each equity grant and determine whether granting stock options exclusively, restricted stock in lieu of stock options, or restricted stock in combination with stock options is most likely to achieve the Company’s motivational, retention and/or recruiting objectives.

Based on the peer group competitive data, the Committee has established a target annual long-term incentive value as a guide by which to measure the appropriate and competitive value of the annual equity grant approved for each Named Executive Officer. The target is derived from the peer group of publicly-traded companies and is expressed as a percentage of the Named Executive Officer’s annual base salary.

All awards of stock options and/or restricted stock to Named Executive Officers were approved by the Committee for recommendation to the full Board for approval. All awards of stock options and/or restricted stock to all other eligible participants in the 2006 Stock Incentive Plan were determined and approved by the Committee.

In determining the approved level of equity grants, the Compensation Committee considers the individual’s target annual long term incentive value, the Company’s overall option “overhang,” the employee’s level of responsibility and performance, prior equity awards, comparative compensation information and the anticipated expense to the Company.

In 2014, all awards of stock options and restricted stock were dated and priced as follows:

•	All awards of stock options and awards of restricted stock to current employees were granted and priced as of the close of the business day on which the Committee approved the grant.

•
All awards of stock options and awards of restricted stock granted to newly-hired employees were granted and priced as of the later of the business day on which the Committee approved such grants or the date of employment.

Vesting of awards under the 2006 Stock Incentive Plan is established by the Committee at the time of the grant. To optimize the retention value of the awards and to orient recipients to the achievement of longer-term goals, objectives and success, awards typically vest in three equal installments on the first, second and third anniversaries of the Grant Date.

Historically, the Company has made an annual grant of stock options and/or restricted stock awards to a broad group of its management employees, including the Named Executive Officers, in February or March of each year. It is the Compensation Committee’s intention to continue the practice of granting annual awards at the time of the Compensation Committee’s February or March meeting. In addition to the Company’s annual grant to Named Executive Officers and certain other management employees, the Company made additional grants of stock options throughout the year to newly-hired officers and managers and to existing management to attract management talent to join the Company, to reward specific performance, in connection with promotions or other achievements and to address specific retention concerns.

In 2014, all equity-based awards were issued under plans previously approved by the Company’s shareholders.

2014 Stock Options and Restricted Stock Granted to Named Executive Officers

Although the Compensation Committee’s philosophy is to benchmark long-term equity incentive awards at the 60th to 75th percentile of awards to similarly-situated executives of companies in the peer group, because of the impact on the shares available for issuance under the Company’s long-term incentive plans and the expense that would be associated with grants at that level, the actual level of the equity awards to the Named Executive Officers in the February 2014 annual grant was less than the benchmark.

On February 25, 2014, Mr. Petit was granted an option to purchase 177,110 shares of common stock and granted 57,037 restricted shares. On October 29, 2014, Mr. Petit was granted 50,000 restricted shares as part of the discretionary bonus discussed above. On February 25, 2014, Mr. Taylor was granted an option to purchase 113,359 shares and granted 36,506 restricted shares. On February 25, 2014, Mr. Senken was granted an option to purchase 49,607 shares and granted 15,976 restricted shares. On February 25, 2014, Ms. McCaw was granted an option to purchase 35,780 shares and granted 11,523 restricted shares.

2015 Compensation Decisions

Base Salary

On February 25, 2015, the base salaries of Mr. Petit, Mr. Taylor and Mr. Senken were approved for increase to $572,500, $470,000 and $340,000, respectively, effective April 1, 2015. In connection with her appointment to General Counsel and Secretary, Ms. Haden's base salary was approved for increase to $275,000, effective March 1, 2015.

Long Term Equity Incentive Awards

As discussed above, the Compensation Committee has adopted the strategy of granting restricted stock in lieu of or in combination with stock option grants for purposes of long-term equity incentive awards for the reasons specified above. For 2015, the annual long-term equity incentive grants to Named Executive Officers were made entirely in the form of restricted stock awards vesting over three years from the date of the grant. On February 25, 2015, each of Messrs. Petit, Taylor, Senken and Ms. Haden were granted 112,547; 72,036; 31,524; and 15,025 shares of restricted stock, respectively.

Management Incentive Plan

    On February 25, 2015, the Compensation Committee recommended to the Board and the Board adopted the 2015 Management Incentive Plan (the “2015 MIP”), which provides for payment of cash bonuses to Named Executive Officers. The 2015 MIP provides for target base bonuses that are expressed as a percentage of each Named Executive Officer’s 2015 annual base compensation. The target base bonus as a percentage of base salary for Named Executive Officers ranges from 35% to 65%.  Bonuses are earned under the 2015 MIP based on the Company’s 2015 revenue performance, the Company’s Adjusted EBITDA and individual objectives. Eighty percent of the base bonus is based on the Company’s 2015 revenue performance, 10% is based on 2015 Adjusted EBITDA performance, and 10% is based on the achievement of individual goals and objectives. Under the 2015 MIP, the portion of the base bonus that is based on the Company’s 2015 revenue and the Company’s 2015 Adjusted EBITDA is earned on a sliding scale established by the Board for each component. Provided that the minimum threshold established by the Board for 2015 Adjusted EBITDA is achieved, the sliding scale of incentive payout for the Adjusted EBITDA component of the MIP ranges from 10% to 100%, depending on the Company’s actual 2015 Adjusted EBITDA achieved. Provided that the minimum threshold established by the Board for 2015 Adjusted EBITDA and 2015 revenue are both achieved, the sliding scale of incentive payout for the revenue component of the MIP ranges from 15% to 100%, depending on the Company’s actual 2015 revenue achieved.  If the Company’s 2015 Adjusted EBITDA target is met or exceeded and the Company’s 2015 revenue exceeds the revenue target established by the Board, participants may earn an excess bonus. The total bonus (including the excess bonus) may equal up to two times the amount of the participant’s base bonus if the Adjusted EBITDA target is met or exceeded, all individual objectives are fully achieved and the actual 2015 revenue meets or exceeds a maximum payout level established by the Board. Payment of the bonuses under the 2015 MIP, if any, is expected to be made in late February or March of 2016.

Perquisites

The Company does not provide executive officers with perquisites and other personal benefits beyond the Company benefits offered to similarly situated employees.

Employment Agreements

The Company's philosophy is to enter into employment agreements with Named Executive Officers when necessary and appropriate based upon the particular facts and circumstances involved in the individual employment relationship. Currently, the Company does not have any employment agreements with any of the Named Executive Officers; however, as described in more detail below, the Company has entered into change in control severance agreements with three of the four Named Executive Officers. If in the future, employment agreements are entered into between a Named Executive Officer and the Company, the Compensation Committee will be responsible for the review and recommendation of approval to the full Board of the terms and conditions of any such employment agreements.

Retirement and Other Benefits

Savings Plan

The 401(k) savings plan is a broad-based tax-qualified retirement savings plan to which all employees, including the Named Executive Officers, may contribute an amount equal to the limit prescribed by the Internal Revenue Service on a before-tax basis. In 2014, the Company did not provide for a matching contribution. The Company intends to institute a matching contribution at a later date. The future effective date and the formula for matching of the participant’s voluntary salary contributions have not yet been determined.

Benefits upon a Change in Control

Upon recommendation of the Compensation Committee and approval of the Board of Directors, the Company has entered into change-in-control severance agreements with Mr. Petit, Mr. Taylor and Mr. Senken to provide for severance compensation should their employment be terminated under certain defined circumstances. The Company believes that the severance arrangements are key components to a competitive compensation package and, as modified, are in line with that of companies in the peer group. In addition, the Company believes that the change-in-control severance arrangements will help the Company retain its executive leadership in the event of a possible change in control and should such change in control occur, will help retain executive talent for the new organization.

The agreements provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary and targeted base bonus as of the date of the change-in-control. The multiple applicable to Mr. Petit is three times his base salary and targeted base bonus. The multiple applicable to Mr. Taylor is two times his base salary and targeted base bonus; and the multiple applicable to Mr. Senken is one and one-half times his base salary and targeted base bonus. In addition, following termination of employment, the executives are entitled to receive for a period of three years in the case of Mr. Petit, two years in the case of Mr. Taylor and 18 months in the case of Mr. Senken, health insurance coverage (subject to a COBRA election), life insurance and certain other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280G of the Code. The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company or any successor to the Company.

The change-in-control severance agreements with Mr. Petit, Mr. Taylor and Mr. Senken do not influence the vesting status of outstanding stock options and restricted stock under the 2006 Stock Incentive Plan. However, under the terms of the 2006

Stock Incentive Plan, in the event of a Change in Control as defined in the 2006 Stock Incentive Plan, all awards vest and become immediately exercisable in full.

A calculation of the potential post-employment payments due to the specified Named Executive Officers under the agreements discussed above assuming the triggering event for the payments occurred on the last business day of the year ended December 31, 2014, is set forth below under the heading "Potential Payments Upon Termination or Change In Control."
Compensation Risk Assessment

On an ongoing basis, the Compensation Committee considers the risks inherent in the Company’s compensation programs. The Compensation Committee does not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and practices encourages our employees to remain focused on both our short and long-term goals.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the tax deductions a public company can take for compensation paid to each of the Company’s Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Committee considers the impact of this exclusion when developing and implementing our executive compensation programs, and strives to link executive compensation programs to the financial performance of the Company such that they will not be subject to the limitations of Section 162(m). The Committee reserves the right, however, to use its judgment to authorize compensation payments that would trigger non-deductibility under Section 162(m) when the Committee believes such payments are appropriate and in the best interests of the Company’s shareholders.

Sections 280G and 4999 of the Internal Revenue Code impose an excise tax on certain payments to executives made in conjunction with a change in control and make such payments non-deductible to the Company. The effects of Sections 280G and 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. To ensure that Mr. Petit, Mr. Taylor and Mr. Senken receive the levels of compensation and benefits that the Company intends, the Compensation Committee and the Board of Directors determined that it would be appropriate to pay the cost of any excise tax imposed under Sections 280G and 4999, in the event that such provisions become applicable, plus an amount needed to pay income taxes on such additional payments. Mr. Petit’s, Mr. Taylor’s and Mr. Senken’s respective change in control severance agreements provide for such a gross-up payment. The Compensation Committee and the Board of Directors believe these gross-up payments, in the event that such payments would be applicable, are consistent with the Compensation Committee’s philosophy of providing its Named Executive Officers with compensation that is competitive with the market’s practices and requirements.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed that document with management. Based on its review and discussions with management, the Committee recommended to its Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2015 Annual Meeting of Shareholders This report is provided by the following independent directors, who comprise the Compensation Committee:

Joseph G. Bleser, Compensation Committee Chairman
Larry W. Papasan, Compensation Committee Member
Neil S. Yeston, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company. During fiscal 2014 none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer that serves on the Company’s Board or Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table summarizes with respect to the Company's Named Executive Officers the compensation paid by the Company for services in all capacities rendered to the Company during the years ended December 31, 2014, 2013 and 2012. The table does not include compensation for all three years if such officer was not a named executive officer in a previous year.

Name and Principal Position	Reporting Period YE	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non - Equity Incentive Plan Compensation Awards ($)(4)	All Other Compensation (5)	Total ($)

Parker H. “Pete” Petit,	2014	514,892	400,000	862,448	672,968	580,800	4,683	3,035,791
Chairman and Chief Executive Officer	2013	465,192	—	548,340	954,043	292,521	—	2,260,096
	2012	354,327	212,500	—	706,713	—	—	1,273,540

William C. Taylor,	2014	422,042	—	264,303	484,043	477,950	2,799	1,651,137
President and Chief Operating Officer	2013	385,577	—	377,670	649,034	240,721	—	1,653,002
	2012	343,846	180,000	—	530,035	—	—	1,053,881

Michael J. Senken,	2014	294,990	—	115,666	211,822	242,000	15,438	879,916
Chief Financial Officer	2013	268,269	—	172,043	278,079	121,884	—	840,275
	2012	236,538	100,000	—	160,250	—	—	496,788

Roberta L. McCaw,	2014	256,615	—	83,427	152,781	211,200	—	704,023
General Counsel and Secretary (6)	2013	240,000	—	70,980	156,442	106,371	—	573,793

(1)
The amount reported for 2014 reflects a discretionary bonus paid to Mr. Petit in 2014. The amounts reported for 2012 reflect discretionary bonuses paid to Messrs Petit, Taylor and Senken in 2013 related to 2012 services.

(2)
The amounts shown represent the aggregate grant date fair value of awards of restricted stock made to the executive officer in the year indicated in accordance with FASB ASC topic 718 “Compensation – Stock compensation.” As required by applicable SEC rules, awards are reported in the year of grant. The restricted stock awards vest one third on each anniversary of the date of grant.

(3)
The amounts shown represent the aggregate grant date fair value of awards of stock options made to the executive officer in the year indicated in accordance with FASB ASC topic 718 “Compensation – Stock compensation.” For stock options, fair value is calculated using the Black-Scholes value on the grant date. The assumptions made in the valuation of the Company's option awards is disclosed in Note 12 to the Company's consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014. As required by applicable SEC rules, awards are reported in the year of grant. The options vest one third on each anniversary of the date of the award.

(4)
Reflects amounts that were earned under the Company's 2014 Management Incentive Plan that were determined and paid during the first quarter of 2015 and amounts that were earned under the Company's 2013 Management Incentive Plan that were determined and paid during the first quarter of 2014, respectively. For a description of the 2014 Management Incentive Plan and the Company's performance against the targets, see "Compensation Discussion and Analysis - Cash Incentives - 2014 MIP."

(5)
The amounts reported for 2014 for Mr. Petit and Mr. Taylor reflect reimbursement for travel expenses for their spouses to attend certain work-related events. The amount reported for Mr. Senken reflects reimbursement for travel expenses for Mr. Senken and his spouse to attend certain work-related award events.

(6)
Ms. McCaw retired as General Counsel and Secretary of the Company effective February 28, 2015. From January 1, 2013, to May 12, 2013, Ms. McCaw was paid as an independent contractor and effective May 13, 2013, Ms. McCaw became an employee. The amount shown in this row for 2013 represents $92,308 paid to her as an independent contractor for the period January 1, 2013, through May 12, 2013, and $147,692 paid to her as an employee for the period May 13, 2013, through December 31, 2013.

Narrative to Summary Compensation Table

The Company does not have employment agreements with any of its Named Executive Officers. In addition to receiving a base salary as established by the Compensation Committee of the Board, each of the Company’s Named Executive Officers is entitled to participate in the Company’s Management Incentive Plan (“MIP”), with a targeted base bonus equal to a specified percentage of his or her base salary. Payment of bonuses under the MIP is contingent on certain performance measures as established by the Compensation Committee on an annual basis. Each of the Named Executive Officers also is eligible for awards under the 2006 Stock Incentive Plan as may be granted by the Compensation Committee or the Board in their sole discretion. For a description of the amount of salary and bonus compensation in proportion to total compensation, see “Compensation Discussion and Analysis-Overview of Compensation and Process.”

The Company also has entered into Change in Control Severance Agreements with Messrs. Petit, Taylor and Senken. For a description of the benefits payable under these agreements, see “Potential Payments Upon Termination or Change in Control.”

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2014

The following table provides information regarding grants of plan-based awards to the Company’s Named Executive Officers during fiscal 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
Parker H. Petit		2,904	290,400	580,800
	2/25/2014				57,037	177,110	7.24	1,085,916
	10/29/2014				50,000			449,500
William C. Taylor		2,389	238,975	477,950
	2/25/2014				36,506	113,359	7.24	748,346

Michael J. Senken		1,210	121,000	242,000
	2/25/2014				15,976	49,607	7.24	327,488

Roberta L. McCaw		1,056	105,600	211,200
	2/25/2014				11,523	35,780	7.24	236,207

(1)
Reflects the dates on which the grants of stock options or restricted stock were approved by the Board. No executive officer paid any amount to the Company in consideration of the grant of any stock options or restricted stock.

(2)
For Non-Equity Incentive Plan Awards, these columns show the range of possible cash payouts that could have been earned by each of the Named Executive Officers under the 2014 Management Incentive Plan. “Threshold” represents the lowest possible payout if there is a payout and “Maximum” reflects the highest possible payout. Actual amounts paid are reflected in the Summary Compensation Table above.

(3)	Represents shares of the Company’s common stock subject to restricted stock awards granted under the 2006 Stock Incentive Plan. The shares vest one third on each anniversary of the grant date.

(4)	Represents options granted under the 2006 Stock Incentive Plan. The options vest one third on each anniversary of the grant date.

(5)
Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown reflect the grant date fair market values of the awards computed in accordance with FAS ASC Topic 718- “Compensation-Stock compensation.” For stock options, fair value is calculated using the Black-Scholes value on the grant date. The assumptions made in the valuation of the Company’s option awards is disclosed in Note 12 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The actual amount of compensation that may be earned by the executive officer will depend on the extent to which the awards vest and the price of the Company’s common stock at the time of exercise or vesting.

OUTSTANDING EQUITY AWARDS ON DECEMBER 31, 2014
The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards held by the Company's Named Executive Officers on December 31, 2014. The Company has not made any equity awards under incentive plans and no equity incentive plan awards were outstanding on December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Securities Unvested	Market Value of Unvested Securities ($)
Parker H. Petit	425,000	—		0.73	2/24/2019
	225,000	—		1.65	2/23/2020
	100,000	—		1.20	5/11/2020
	125,000	—		1.35	1/5/2021
	300,000	—		1.23	3/18/2021
	500,000	—		1.05	6/29/2021
	200,000	—		1.10	12/14/2021
	533,333	266,667	(1)	1.25	2/23/2022
	66,666	33,334	(2)	2.94	10/31/2022
	83,333	166,667	(3)	5.07	3/6/2023	53,334 (5)	614,941
	25,000	50,000	(4)	6.04	10/29/2018	17,334 (6)	199,861
	—	177,110	(7)	7.96	2/25/2024	57,037 (8)	657,637
						50,000 (9)	576,500

William C. Taylor	350,000	—		1.65	2/23/2020
	75,000	—		1.35	1/5/2021
	225,000	—		1.23	3/18/2021
	125,000	—		1.18	8/3/2021
	115,000	—		1.10	12/14/2021
	400,000	200,000	(1)	1.25	2/23/2022
	50,000	25,000	(2)	2.94	10/31/2022
	55,000	110,000	(3)	5.07	3/6/2023	36,667(5)	422,771
	16,666	33,334	(4)	5.49	10/29/2023	12,000 (6)	138,360
	—	113,359	(7)	7.24	2/25/2024	36,506 (8)	420,914
Michael J. Senken	100,000	—		0.87	1/15/2020
	100,000	—		1.65	2/23/2020
	25,000	—		1.20	5/11/2020
	50,000	—		1.35	1/5/2021
	110,000	—		1.23	3/18/2021
	175,000	—		1.10	12/14/2021
	100,000	50,000	(1)	1.25	2/23/2022
	23,333	11,667	(2)	2.94	10/31/2022
	25,000	50,000	(3)	5.07	3/6/2023	16,667 (5)	192,171
	5,833	11,667	(4)	5.49	10/29/2023	5,500(6)	63,415
	—	49,607	(7)	7.24	2/25/2014	15,976 (8)	184,203
Roberta L. McCaw	10,000	—		0.50	7/31/2019
	37,500	—		0.70	9/22/2019
	40,000	—		1.65	2/23/2020
	75,000	—		1.20	5/11/2020

15,000	—		1.35	1/5/2021
40,000	—		1.23	3/18/2021
53,333	26,667	(1)	1.25	2/23/2022
17,666	35,334	(3)	5.07	3/6/2023	9,334 (5)	107,621
—	35,780	(7)	7.24	2/25/2014	11,523 (8)	132,860

(1)	The unexercisable portion of this option vested and became exercisable on February 23, 2015.

(2)	The unexercisable portion of this option vests and becomes exercisable on October 31, 2015.

(3)	One half of the unexercisable portion of this option vested and became exercisable on March 6, 2015. The remaining unexercisable portion of this option vests on March 6, 2016.

(4)	The unexercisable portion of this option vests and becomes exercisable in equal installments on each of October 29, 2015 and 2016.

(5)	On March 6, 2015 one half of the awards vested. The remaining balance of each award will vest on March 6, 2016.

(6)	The awards will vest in equal installments on October 29, 2015 and 2016, respectively.

(7)
One third of the unexercisable portion of this option vested and became exercisable on February 25, 2015. The remaining unexercisable portion of this option vests and becomes exercisable in equal installments on February 25, 2016, and 2017.

(8)	On February 25, 2015 one third of the awards vested. The remaining balance of each award will vest in equal installments on February 25, 2016 and 2017.

(9)	The award will vest in equal installments on October 29, 2015, 2016, and 2017, respectively.

OPTION EXERCISES AND STOCK VESTED (FY2014) TABLE
The following table provides information concerning each exercise of stock options and each vesting of restricted stock during the fiscal year ended December 31, 2014, on an aggregated basis with respect to each of the Company’s Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
Parker H. Petit	—	—	65,703	490,855
William C. Taylor	300,000	2,368,550	24,333	189,238
Michael J. Senken	—	—	11,083	86,220
Roberta L. McCaw	—	—	4,666	34,435
(1) Represents the difference between the market value of the underlying shares on the date of exercise and the exercise price.

Potential Payments upon Termination or Change in Control

The Company has entered into change-in-control severance agreements with Messrs. Petit, Taylor and Senken. The agreements provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary and targeted base bonus as of the date of the change-in-control. The multiple applicable to Mr. Petit is three. The multiple applicable to Mr. Taylor is two and the multiple applicable to Mr. Senken is one and a half. In addition, following termination of employment, these executives are entitled to receive for a period of three years in the case of Mr. Petit, two years in the case of Mr. Taylor and 18 months in the case of Mr. Senken, life, health insurance coverage (subject to a COBRA election), and certain other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280G of the Code. The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company or any successor to the Company.

Upon a “change in control,” as defined in the 2006 Stock Incentive Plan and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the (“Code”), all outstanding awards vest and become exercisable.

The following table sets forth in tabular form estimates of the potential post-employment payments due to the Named Executive Officers under the agreements discussed above and the 2006 Stock Incentive Plan, assuming the triggering event for the payments occurred on the last business day of the last fiscal year.

Executive	Cash Severance ($) (1) (2)	Estimated Benefits ($) (2) (3)	Estimated Value of Accelerated Equity Awards ($) (4)	Estimated 280G Tax Gross-Ups ($) (2)	Retirement Plans ($)
Parker H. Petit	2,455,200	76,080	7,060,066	3,677,312	—
William C. Taylor	1,346,950	59,480	4,651,042	2,183,661	—
Michael J. Senken	635,250	44,610	1,660,291	657,934	—
Roberta L. McCaw	—	—	896,372	—	—

(1)	Includes a) annual base salary as of December 31, 2014, plus b) annual targeted bonus for the year ended December 31, 2014, times the multiple applicable to the Named Executive Officer.

(2)	Payable only in the event the executive’s employment is terminated without cause or for “good reason” within three years following a change in control.

(3)	Includes a) the estimated value of medical, dental, vision and life insurance, plus b) the employer’s cost of FICA for the duration of the severance period.

(4)
Includes the accelerated value of a) unvested stock options as of December 31, 2014 that are in-the-money based on the December 31, 2014 stock price, plus b) unvested restricted stock based on the December 31, 2014 stock price.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about MiMedx's equity compensation plans as of December 31, 2014:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights reflected in column (A)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)*
Equity compensation plans approved by security holders	17,745,525	$3.57	3,897,317
Equity compensation plans not approved by security holders	—	—	—
Total	17,745,525	$3.57	3,897,317

DIRECTOR COMPENSATION

The following table provides information concerning compensation of the Company's directors for the year ended December 31, 2014. The compensation reported is for services as directors. Only those directors who received compensation for such services during the year ended December 31, 2014, are listed.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Joseph G. Bleser	67,500	56,520	55,350	—	—	—	179,370
J. Terry Dewberry	69,000	56,520	55,350	—	—	—	180,870
Charles R. Evans	52,500	56,520	55,350	—	—	—	164,370
Bruce L. Hack	48,000	56,520	55,350	—	—	—	159,870
Charles E. Koob	42,000	56,520	55,350	—	—	—	153,870
Larry W. Papasan	72,750	56,520	55,350	—	—	—	184,620
Neil S. Yeston	50,750	56,520	55,350	—	—	—	162,620

(1)	Amount represents fees paid or earned during the year ended December 31, 2014.

(2)
Restricted stock award of 9,000 shares which will vest on July 28, 2015. The amount represents the aggregate grant date fair value of stock awards granted in the fiscal year valued in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. This amount does not represent our accounting expense for these awards during the year and does not correspond to the actual cash value recognized by the director when received.

(3)
Option grant of 15,000 shares which will vest on July 28, 2015. The amount represents the aggregate grant date fair value of option awards granted in the fiscal year valued in accordance with FASB ASC Topic 718. This amount does not represent our accounting expense for these awards during the year and does not correspond to the actual cash value recognized by the director when received.

The Company's compensation policy for its non-employee directors, as revised effective July 28, 2014, is as follows:

•An annual cash retainer of $42,000 for service as a member of the Board;

•An annual cash retainer of $21,000 for service as chairman of the Audit Committee;

•An annual cash retainer of $16,000 for service as chairman of the Compensation Committee;

•An annual cash retainer of $11,000 for service as chairman of the Nominating and Governance Committee; and

•An annual cash retainer ranging from $6,000 to $11,000 for service as a non-chairman member of a Board committee.

Each director who is not a full time employee of the Company also receives a grant of options to purchase the Company's common stock equivalent to a fair value (calculated using the Black-Scholes Model) of $118,000 and restricted shares at a fair market value of $67,000 upon being first elected or appointed to the Board of Directors. In addition, on the date of the annual meeting of shareholders, each director who is not a full time employee of the Company and who has been a director for at least 12 months, receives a grant of options to purchase the Company's common stock equivalent to a fair value (calculated using the Black-Scholes Model) of $59,000 and restricted shares at a fair market value of $60,000. These grants vest on the first anniversary of the grant date. Directors who are full time employees of the Company do not receive any compensation for their service as directors or as members of board committees.

STOCK OWNERSHIP

The following table sets forth certain information regarding the Company's capital stock, beneficially owned as of February 28, 2015, by each person known to the Company to beneficially own more than 5% of the Company's common stock, each Named Executive Officer and director, and all directors and executive officers as a group. Beneficial ownership is calculated according to Rule 13d-3 of the Exchange Act as of that date. Unless otherwise indicated below, the address of those identified in the table is MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.

Name and address of beneficial owner	Number of Shares (1)	Percentage Ownership (1)
Parker H. “Pete” Petit (2)	9,142,530	8.2%

William C. Taylor (3)	2,293,426	2.1%

Charles E. Koob (4)	1,523,653	1.4%

Bruce L. Hack (5)	763,268	*

Michael J. Senken (6)	936,452	*

Roberta McCaw (7)	538,006	*

Larry W. Papasan (8)	191,394	*

Joseph G. Bleser (9)	175,085	*

J. Terry Dewberry (10)	120,666	*

Neil S. Yeston (11)	54,000	*

Charles R. Evans (12)	39,000	*
Total Directors and Executive Officers (11 persons)(13)	15,777,480	13.8%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and investment power. Stock options, warrants and convertible securities which are exercisable within 60 days are deemed to be beneficially owned. As of February 28, 2015, there were 108,082,526 shares of common stock issued and outstanding.

(2)
Includes (i) 4,737,661 shares held by Mr. Petit including 271,240 shares of unvested restricted stock; (ii) 3,054,869 shares of common stock issuable upon the exercise of vested options; and (iii) 1,350,000 shares held by six Grantor Retained Annuity Trusts.

(3)	Includes (i) 588,974 shares owned by Mr. Taylor including 145,041 shares of unvested restricted stock; and (ii) 1,704,452 shares issuable upon the exercise of vested options.

(4)
Includes (i) 615,000 shares held jointly by Mr. Koob and his wife; (ii) 853,653 shares held individually by Mr. Koob including 9,000 shares of unvested restricted stock; and (iii) 55,000 shares issuable upon the exercise of vested options.

(5)	Includes (i) 673,268 shares owned by Mr. Hack including 9,000 shares of unvested restricted stock; and (ii) 90,000 shares issuable upon the exercise of vested options.

(6)
Includes (i) 50,000 shares held by Mr. Senken and his wife; (ii) 80,750 held by Mr. Senken including 64,342 shares of unvested restricted stock, and (iii) 805,702 shares issuable upon the exercise of vested options.

(7)	Includes (i) 193,247 shares owned by Ms. McCaw including 17,016 shares of unvested restricted stock; and (ii) 344,759 shares issuable upon the exercise of vested options.

(8)
Includes (i) 86,727 shares owned by Mr. Papasan including 9,000 shares of unvested restricted stock; (ii) 41,667 shares held in a trust for the benefit of Mr. Papasan; and (iii) 63,000 shares issuable upon the exercise of vested options.

(9)	Includes (i) 85,085 shares owned by Mr. Bleser including 9,000 shares of unvested restricted stock; and (ii) 90,000 shares issuable upon the exercise of vested options.

(10)	Includes (i) 30,666 shares owned by Mr. Dewberry including 9,000 shares of unvested restricted stock; and (ii) 90,000 shares issuable upon the exercise of vested options.

(11)	Includes (i) 24,000 shares owned by Mr. Yeston including 9,000 shares of unvested restricted stock; and (ii) 30,000 shares issuable upon the exercise of vested options.

(12)	Includes (i) 9,000 shares owned by Mr. Evans including 9,000 shares of unvested restricted stock; and (ii) 30,000 shares issuable upon the exercise of vested options.

(13)
Includes (i) 9,419,698 shares controlled or held for the benefit of the executive officers and directors including 560,639 shares of unvested restricted stock and; (ii) 6,357,782 shares issuable upon the exercise of vested options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of its directors, officers, or principal shareholders and any of their respective affiliates, associates or related parties. In determining whether to approve or ratify a related party transaction, the Audit Committee considers all relevant facts and circumstances available to it, such as:

•	Whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	Whether there are demonstrable business reasons for the Company to enter into the transaction;

•	Whether the transaction would impair the independence of an outside director; and

•
Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Related Party Transactions

On January 20, 2014, Mr. Petit exercised 975,000 warrants to purchase shares of the Company's common stock. The exercise price of each warrant was $0.73. There were no other related party transactions as defined by SEC rules since the beginning of the 2014 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC. Officers, directors and beneficial owners of more than ten percent of the common stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4, and 5 the Company believes that during the year ended December 31, 2014, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the common stock, with the exception of one late Form 4 filing by each of Parker H. Petit, Larry W. Papasan, Charles E. Koob, and Neil S. Yeston.

APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

(PROPOSAL 2)

Shareholders are being asked to approve an Amendment to the Company’s Articles of Incorporation, as amended (the “Articles”) to increase the number of authorized shares of the Company’s capital stock from 135,000,000 shares to 155,000,000 shares, and to increase the number of shares designated as common stock from 130,000,000 shares ($.001 par value) to 150,000,000 shares ($.001 par value). The Board of Directors has approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at the 2015 Annual Meeting of Shareholders. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the shareholders.

The Articles currently authorize the issuance of up to 135,000,000 shares of capital stock of which 130,000,000 shares are designated as common stock ($.001 par value) and 5,000,000 shares are designated as preferred stock ($.001 par value). As of the close of business on February 28, 2015, 108,082,526 shares of common stock were outstanding (including restricted stock awards outstanding under our 2006 Stock Incentive Plan). In addition, as of the close of business on February 28, 2015, the Company had 15,990,471 shares of common stock subject to outstanding stock options, 2,651,080 shares reserved for issuance pursuant to future grants under the Company’s current stock incentive plans, and 42,400 shares of common stock subject to outstanding warrants. No preferred stock has been issued or is outstanding. The proposed amendment will not increase or otherwise affect the Company’s authorized preferred stock.

The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the additional common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of Articles of Amendment with the Department of State of the State of Florida.

Purpose of Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future potential business needs. The additional shares may be used for various purposes without further stockholder approval, subject to applicable laws and applicable listing requirements that may require stockholder approval for certain issuances of additional shares.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional authorized shares of common stock resulting from the increase proposed herein. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, stock splits, stock dividends, grants under employee stock incentive plans, as well as other general corporate transactions.

Having this additional authorized common stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of arranging a special meeting of shareholders.

Possible Effects of the Amendment and Additional Anti-takeover Consideration

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If the Company’s shareholders approve the Proposal, the Board will have authority to file with the Department of State of the State of Florida an amendment to the Company’s Articles to authorize an additional 20,000,000 shares of capital stock, all of which shall be designated as common stock ($.001 par value). Upon approval and following such filing with the Secretary of State of the State of Florida, the Articles of Amendment will become effective on the date it is filed.

The first paragraph of Article 3 of the Articles currently provides as follows:

“Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 135,000,000 shares of capital stock, of which 130,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share."

Our Board of Directors has approved the following amendment to Article 3, subject to approval of such amendment by the holders of our common stock in accordance with the required vote as set forth above. If this Proposal 2 is approved, we will subsequently file Articles of Amendment to the Articles providing that the first paragraph of Article 3, set forth above, will be deleted in its entirety and replaced by the following:

“Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 155,000,000 shares of capital stock, of which 150,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share."

Neither Florida law, the Company’s Articles, nor the Company’s amended bylaws provides for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ARTICLES OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

APPROVAL OF THE 2015 MANAGEMENT INCENTIVE PLAN

(PROPOSAL 3)

We are requesting that shareholders vote in favor of approving the Company’s 2015 Management Incentive Plan (the “2015 MIP”) to permit the grant of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Qualified performance-based awards are awards which include performance criteria intended to satisfy Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation to certain specified senior executives to $1 million, but excludes from that limit “performance-based compensation.” The portion of the 2015 MIP applicable to Covered Employees (as defined by Section 162(m) of the Internal Revenue Code (the “Code”)) is contingent upon the approval of the shareholders of the Company.

The 2015 MIP participants include the Chief Executive Officer (the “CEO”), plus the direct reports to the CEO and Chief Operating Officer (the "MIP Participants"). MIP participants will be eligible to receive awards as determined by the Compensation Committee of the Board (the "Compensation Committee") in its sole discretion, and will receive payments pursuant to awards based upon the degree of achievement of performance goals. By voting in favor of this proposal, you will be voting to approve the material terms of the 2015 MIP to permit the grant of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code. No bonuses may be paid under the 2015 MIP to Covered Employees unless and until the shareholders of the Company approve the 2015 MIP. The provisions of the 2015 MIP are bifurcated, so that certain provisions of the 2015 MIP required in order to satisfy the requirements of Section 162(m) of the Code are only applicable to MIP Participants whose compensation is subject to 162(m) of the Code.

The 2015 MIP was approved and recommended to the Board of Directors by the Compensation Committee and was approved by the Board of the Directors based upon the Compensation Committee's recommendation. A copy of the 2015 MIP is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. We encourage you to read the 2015 MIP in its entirety.

The purposes of the 2015 MIP are (a) to increase shareholder value; (b) to achieve and exceed the Company's 2015 business plan; (c) to reward key individuals for demonstrated performance that is sustained throughout the year; and (d) to enhance the Company’s ability to be competitive in the marketplace for executive talent, and to attract, retain and motivate a high-performing and high-potential management team.

The Board of Directors has the discretion, subject to the provisions of the 2015 MIP, to make or to select the manner of making all determinations with respect to the 2015 MIP. The Board of Directors has delegated the administration of the 2015 MIP to the Compensation Committee, who in turn, will approve and subsequently make recommendations to the Board of Directors for final approval of all determinations with respect the MIP. As delegated by the Board of Directors, the Compensation Committee shall have full authority to formulate adjustments and make interpretations under the 2015 MIP as it deems appropriate.

The 2015 MIP provides for target base bonuses that are expressed as a percentage of each MIP Participant's 2015 annual base compensation. Bonuses are earned under the 2015 MIP based on the Company’s 2015 revenue performance, the Company’s Adjusted EBITDA and individual objectives. Eighty percent of the base bonus is based on the Company’s 2015 revenue performance, 10% is based on 2015 Adjusted EBITDA performance, and 10% is based on the achievement of individual goals and objectives as further described in the 2015 MIP attached hereto as Appendix A. Under the 2015 MIP, the portion of the base bonus that is based on the Company’s 2015 revenue and the Company’s 2015 Adjusted EBITDA is earned on a sliding scale established by the Board for each component. Provided that the minimum threshold established by the Board for 2015 Adjusted EBITDA is achieved, the sliding scale of incentive payout for the Adjusted EBITDA component of the MIP ranges from 10% to 100%, depending on the Company’s actual 2015 Adjusted EBITDA achieved. Provided that the minimum threshold established by the Board for 2015 Adjusted EBITDA and 2015 revenue are both achieved, the sliding scale of incentive payout for the revenue component of the MIP ranges from 15% to 100%, depending on the Company’s actual 2015 revenue achieved.  If the Company’s 2015 Adjusted EBITDA target is met or exceeded and the Company’s 2015 revenue exceeds the revenue target established by the Board, MIP Participants may earn an excess bonus. The total bonus (including the excess bonus) may equal up to two times the amount of the MIP Participant’s base bonus if the Adjusted EBITDA target is met or exceeded, all individual objectives are fully achieved and the actual 2015 revenue meets or exceeds a maximum payout level established by the Board.

Amounts which would be payable in the future under the 2015 MIP cannot be determined because they are contingent upon the attainment of pre-established performance goals, the outcome of which is substantially uncertain at the time the performance goals are established. Similarly, as the performance goals established by the Compensation Committee pursuant to the 2015 MIP are applicable only to a specific year, the amount that would have been paid in the prior fiscal year to eligible participants in the 2015 MIP is not determinable.

The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2015 MIP. This summary is not comprehensive and is based upon laws and regulations in effect on April 3, 2015. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance for MIP Participants. MIP Participants should consult their own tax advisors as to the tax consequences of participation.

A MIP Participant will generally recognize ordinary income on receipt of payment in satisfaction of an award. In general, whenever a MIP Participant is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, the Company will not be entitled to deductions in connection with awards under the 2015 MIP to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company, exceeds the $1 million limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however. For purposes of the foregoing summary, we assumed that no award under the 2015 MIP will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing non- qualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the 2015 MIP will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Although the foregoing summarizes the essential features of the 2015 MIP, it is qualified in its entirety by reference to the full text of the 2015 MIP as attached.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE 2015 MANAGEMENT INCENTIVE PLAN TO PERMIT THE GRANT OF AWARDS THAT ARE INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

Independent Registered Public Accounting Firm For 2015

The Board of Directors, upon the recommendation of its Audit Committee, has selected Cherry Bekaert LLP, to audit our accounts for the fiscal year ending December 31, 2015. Cherry Bekaert LLP has reported that none of its members has any direct financial interest or material indirect financial interest in us. Currently, our Audit Committee is composed of Mr. Dewberry, Mr. Papasan, Mr. Bleser and Mr. Evans and has responsibility for recommending the selection of our independent registered public accounting firm.

The Audit Committee’s pre-approval process for non-audit and audit-related services may be found in the charter of the Audit Committee.

Representatives of Cherry Bekaert LLP, are expected to be present at the Annual Meeting of Shareholders. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Firm Fee Summary

The following table presents fees billed for professional audit services rendered by Cherry Bekaert LLP, the Company's independent registered public accounting firm, for the audit of the Company's annual financial statements for the year ended December 31, 2014, and December 31, 2013, and fees billed for other services rendered by Cherry Bekaert LLP, during these periods.

	Fiscal Year end December 31, 2014	Fiscal Year end December 31, 2013
Audit Fees	$260,000	$235,000
Audit - related Fees	$15,000	$22,000
Tax Fees	$—	$39,400
All Other Fees	$17,926	$—

Audit Fees. This category includes fees for (i) the audit of the Company's annual financial statements and review of financial statements included in its quarterly reports on Form 10-Q; and (ii) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant periods described above.

Audit-related Fees. This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The fees noted here were related to the Company's public offering of common stock in December 2013.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning, tax return preparation, tax research and tax advice.

All Other Fees. This category includes the aggregate fees for products and services that are not reported above under “Audit Fees,” or “Tax Fees.”

Audit Committee Pre-Approval Policy

The Audit Committee has responsibility for the appointment, retention and oversight of the work of the Company's independent auditors, to recommend their selection and engagement, and to review and approve in advance all non-audit related work performed by the Company's independent registered public accounting firm prior to the performance of each such service. The Audit Committee also is required to establish formal policies and procedures for the engagement of the independent auditors to provide permitted non-audit services. The Audit Committee gave its prior approval to all services provided by the Company's independent auditors in fiscal 2014 and 2013. The Audit Committee has determined that the provision of services by Cherry Bekaert LLP is compatible with maintaining the independence of the independent registered public accounting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filing by the Company under the Securities Act of 1933 or the Exchange Act of 1934 except to the extent that the Company incorporates it by specific reference.

In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes.

Review and Discussions with Management. The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014, and the unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2014 and the system of internal controls designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws with our management.

Review and Discussion with Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with Cherry Bekaert LLP, our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity, in all material respects, of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee has received the written disclosures and the letter from Cherry Bekaert LLP required by the PCAOB.

Conclusion. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
J. Terry Dewberry, Chairman
Joseph G. Bleser
Larry W. Papasan
Charles Evans

DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of shareholders intended for inclusion in our proxy statement relating to the 2016 Annual Meeting of Shareholders must be received at our offices (addressed to the attention of the Corporate Secretary) not later than December 7, 2015. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Pursuant to the Company's bylaws, any shareholder proposal not included in the proxy materials we disseminate for our 2016 Annual Meeting of Shareholders in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after January 15, 2016. Management proxies will be authorized to exercise discretionary authority with respect to any shareholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by January 15, 2016 (unless the date of the 2016 Annual Meeting is changed more than 30 days from the date of the 2015 Annual Meeting, upon which the notice must be received no later than the close of business on the tenth day following the day on which the notice of the 2016 Annual Meeting was mailed or public disclosure of the meeting was made whichever occurs first), and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

Management knows of no matters that are to be presented for action at the Annual Meeting of Shareholders other than those set forth above. If any other matters properly come before the Annual Meeting of Shareholders, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

We will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement to beneficial owners of common stock held in their names and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2014, as filed with the Securities and Exchange Commission, will be sent to any shareholder without charge upon written request addressed to:

Michael J. Senken
MiMedx Group, Inc.
1775 West Oak Commons Court, NE
Marietta, Georgia 30062

By order of the Board of Directors,

/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer
April 3, 2015

APPENDIX A

MIMEDX GROUP, INC.
2015 MANAGEMENT INCENTIVE PLAN (MIP)

I.	Purpose

The 2015 MIP is designed to provide an incentive for key members of the MiMedx Group, Inc. (“MiMedx” or “Company”) management team to exceed the 2015 Business Plan and reward those management team members with deserving performance. The MiMedx Board of Directors (the “Board of Directors”) has complete authority to interpret the 2015 MIP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the 2015 MIP (to the extent not inconsistent with Section 162(m) of the Code for payments to Covered Employees).

The portion of the 2015 MIP applicable to Covered Employees (as defined by Section 162(m) of the Internal Revenue Code (the “Code”)) is contingent upon the approval of the shareholders of the Company. No bonuses may be paid under the 2015 MIP to Covered Employees unless and until the shareholders of the Company approved the 2015 MIP. The provisions of the 2015 MIP shall be bifurcated, so that certain provisions of the 2015 MIP required in order to satisfy the requirements of Section 162(m) of the Code are only applicable to participants whose compensation is subject to 162(m) of the Code.

The goals of the 2015 MIP are:

1.	To increase shareholder value.

2.	To achieve and exceed the MiMedx 2015 Business Plan.

3.	To reward key individuals for demonstrated performance that is sustained throughout the year.

4.	To enhance the Company’s ability to be competitive in the marketplace for executive talent, and to attract, retain and motivate a high-performing and high-potential management team.

II.	MIP Program Period

This program is in effect from January 1, 2015 through December 31, 2015. The program is subject to adjustment by the Company at any time during or after the program period. In the event of a program adjustment, an addendum will be published to inform eligible participants. No such adjustment may be made if it causes payments to Covered Employees to no longer qualify as qualified performance-based compensation under Section 162(m) of the Code.

III.	MIP Participation and Eligibility

Participation and eligibility is determined by the Board of Directors with the Compensation Committee, as defined herein, approving the eligibility of Covered Employees. No individual is automatically included in the 2015 MIP. Only those individuals approved by the Board of Directors and confirmed in writing are eligible. Verbal comments or promises to any employee or past practices are not binding on MiMedx or any of its divisions or subsidiaries in any manner.

Terminated Employees: If a participant terminates from the Company, the following guidelines will be used for all voluntary or involuntary terminations as well as terminations due to a Reduction in Force: Incentives are only earned by employees who are in good standing and employed on the date payment is made. Participants terminating employment prior to the date of payment are not eligible for any incentive payment, regardless of the reason for termination of employment.

First Time Participants: New management employees hired or promoted into an eligible position will be able to begin participating in the MIP on the first day of the first full month in the eligible position. The Base Bonus will be prorated based on the number of months employed in the eligible position. No incentives will be earned or paid for new hires beginning employment after September 30, 2015.

Existing Participants: Participants who transfer during the period January 1, 2015, through December 31, 2015, from one MIP eligible position to another MIP eligible position, having either a higher or lower Base Bonus, will begin participating at the new MIP level on the first day of the first full month in the new position. The participant’s Base Bonus will be prorated for the months employed in each eligible position.

Leave of Absence: Participants who have been on an approved leave of absence for medical or other reasons for greater than 60 cumulative days during the year will receive a prorated portion of their earned Base Bonus. The earned Base Bonus for participants on approved leaves of absence of less than 60 cumulative days will not be prorated based on the period of approved leave. Participants who have been on an approved leave of absence for medical or other reasons for greater than 120 cumulative days during the year will not be eligible to earn any amount of MIP for the year.

Covered Employees: The Compensation Committee shall retain discretion to name as a participant any otherwise-eligible Covered Employee hired or promoted after the commencement of the Plan.

IV.	MIP Administration

The Board of Directors has the discretion, subject to the provisions of the 2015 MIP, to make or to select the manner of making all determinations with respect to the 2015 MIP to the extent not inconsistent with Section 162(m) for Covered Employees. The Board of Directors had delegated the administration of the MIP to the Compensation Committee of the Board of Directors (the “Compensation Committee”), who in turn, will approve and subsequently make recommendations to the Board of Directors for final approval of all determinations with respect the MIP. As delegated by the Board of Directors, the Compensation Committee shall have full authority to formulate adjustments and make interpretations under the 2015 MIP as it deems appropriate. As delegated, the Compensation Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the 2015 MIP. As delegated, the bonus amounts calculated under the 2015 MIP shall be paid only upon the Compensation Committee’s determination, in its sole discretion, that the participant is entitled to them. All matters of delegation of the 2015 MIP will be approved by the Compensation Committee prior to its recommendation to the Board of Directors for final approval. The Compensation Committee shall be comprised at all times solely of two or more directors who are “outside directors” within the meaning of Section 162(m) of the Code.

The Board of Directors may change the plan from time to time in any respect. All decisions made on behalf of the Company by the Board of Directors relative to the plan are final and binding. The determination of compliance with the individual objectives established under the plan for an employee shall be made by the Board of Directors in its sole discretion.

V.	MIP Incentive Determination and Payment

The 2015 MIP provides for the determination of a Base Bonus expressed as a percentage of the participant’s annual salary in effect at the end of the program period or the end of each respective period when a participant transfers from one MIP eligible position to another.

Participants approved for MIP participation as of January 1, 2015, are eligible for a full year’s participation not subject to proration in accordance with the provisions hereof. All incentives earned under the MIP will be measured and paid annually.

VI.	MIP Participants

The 2015 MIP participants include the Chief Executive Officer (the “CEO”), plus the direct reports to the CEO and Chief Operating Officer (the “COO”).

VII.	MIP Method of Calculation

Each participant’s incentive will be calculated based on the achievement of financial targets and individual objectives. Base bonus for all MIP participants is divided into two financial components and an individual objectives component. 80% of the base bonus is allocated to 2015 Consolidated MiMedx Revenue performance (“Revenue”); 10% is allocated to 2015 Consolidated MiMedx Earnings Before Interest, Taxes, Depreciation, Amortization, and Share Based Compensation Expense performance (“Adjusted EBITDA”); and 10% is allocated to individual objectives performance (“Individual Objectives”).

The financial thresholds for 2015 Revenue and 2015 Adjusted EBITDA indicate the level of respective performance where partial payouts commence. Increased partial payouts are indicated for respective 2015 Revenue and 2015 Adjusted EBITDA performance above the financial threshold and below the financial target. The respective 2015 Revenue and 2015 Adjusted EBITDA targets indicate the point at which the respective target base bonuses are earned. Provided a minimum Adjusted EBITDA Threshold is achieved, each partial level of payout and target base bonus payout is determined independent of the other. Provided a minimum Adjusted EBITDA Threshold is achieved, at each respective level above of Adjusted EBITDA performance and Revenue performance a portion or the entire incentive amount allocated to individual objectives performance may be earned depending on the participant’s achievement of the individual objective(s).

All performance measures and/or metrics and performance goals will be established in writing and approved by the Compensation Committee and the Board of Directors no later than the earlier of (i) ninety (90) days following the start of the fiscal year to which they relate and (ii) before the lapse of twenty-five percent (25%) of the period to which they relate. All performance measures and/or metrics and performance goals must be uncertain of achievement at the time they are established, and the achievement of the performance measures and/or metrics and performance goals must be determinable by a third party with knowledge of the relevant facts.

Following the end of the Program Period, management will provide documentation to the Compensation Committee confirming the degree of achievement of all performance measures and/or metrics and performance goals pertaining to the 2015 MIP. The Compensation Committee will review the documentation from management, and following its review, the Compensation Committee will certify, in writing, the achievement of such performance measures and/or metrics and performance goals prior to the approval of the Compensation Committee and its subsequent recommendation to the Board of Directors for final approval and payment in accordance with such achievement.
EBITDA Performance
MiMedx Adjusted EBITDA performance has 6 designated levels at which specific portions of the EBITDA component (up to 100% of the Adjusted EBITDA target) are funded for payout.

◦
Financial Gatekeeper: The Adjusted EBITDA component is a gatekeeper for the Revenue component and the individual objectives component. If Adjusted EBITDA performance is unfavorable to the Adjusted EBITDA Threshold, no payout for Adjusted EBITDA performance, as well as Revenue performance or individual objectives performance can be made. If Adjusted EBITDA performance is favorable to the Adjusted EBITDA Threshold, the Revenue component and the Individual Objectives component are paid out independent of and in addition to the Adjusted EBITDA component.

Revenue Performance
The Revenue performance has 6 designated levels at which specific portions of the Revenue component (up to 100% of the Revenue target) are funded for payout. The Revenue performance also has an additional 6 designated levels (levels 7 through 12 in the table below) above 100% of the Revenue target at which an excess bonus is funded for payout.

Revenue Performance Excess Bonus
If Revenue performance is greater than 100% of the Revenue Target (Level 6 in the Revenue performance table below), the participant may earn an excess bonus. The excess bonus is earned for each level of designated revenue performance at the excess percentage of the Revenue component plus the same excess percentage of the earned EBITDA component and the earned Individual Objectives component (levels 7 through 12 in the Revenue performance table below). Including the excess bonus, the total bonus cannot exceed two (2) times a participant’s Base Bonus amount.
Individual Objectives Performance
If Adjusted EBITDA performance is less than the Adjusted EBITDA Threshold (Level 1 in the EBITDA performance table below), no amounts can be earned for this component of the MIP. If Adjusted EBITDA performance is at or favorable to the Adjusted EBITDA Threshold (Level 1 in the EBITDA performance table below) the participant is eligible to earn a portion or all of the Base Bonus allocated to the Individual Objectives component.

Individual Objectives for the participants are reviewed and approved by the Compensation Committee and recommended for approval by the Board of Directors. The individual objectives are key operational measures and/or major milestone outcomes that are specific the participant’s position and directly related to the overall achievement of the MiMedx Business Plan and/or the MiMedx Strategic Plan. The individual objectives for all participants will be limited to one or more of the following performance measures and/or metrics: (i) Revenue; (ii) EBITDA; (iii) Adjusted EBITDA; (iv) cash flow (v) Days Sales Outstanding (DSO); (vi) return on equity; (vii) return on assets; (viii) earnings per share; (ix) operations expense efficiency; (x) return on investment; (xi) return on capital; (xii) improvements in capital structure; (xiii) expense management; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) total shareholder return; (xvii) market share; (xviii) working capital; (xix) efficiency ratios; (xx) comparison with stock market indices or performance of metrics with peer companies; and (xxi) achievement of performance measures consistent with the foregoing performance measures within a division group, product line, or sales channel. Individual performance objectives for Covered Employees can only be based on the specific business criteria described herein as is acceptable for qualified performance-based compensation under Section 162(m) of the Code.

If all of the individual objectives are achieved, the participant may earn the full Base Bonus amount allocated to the Individual Objectives component of the MIP. If some, but not all, of the individual objectives are attained, a partial amount of the Base Bonus allocated to the individual objectives component may be earned on a proportionate basis.

A table summary of the MIP calculations is as follows:
Adjusted EBITDA Performance and Portions of EBITDA Component Funded

◦	Adjusted EBITDA < Level 1 = no incentive earned for any MIP component

◦	Adjusted EBITDA at Level 1 = 10% of Adjusted EBITDA target bonus (plus earned Revenue and Individual Objectives)

◦	Adjusted EBITDA at Level 2 = 25% of Adjusted EBITDA target bonus (plus earned Revenue and Individual Objectives)

◦	Adjusted EBITDA at Level 3 = 50% of Adjusted EBITDA target bonus (plus earned Revenue and Individual Objectives)

◦	Adjusted EBITDA at Level 4 = 75% of Adjusted EBITDA target bonus (plus earned Revenue and Individual Objectives)

◦	Adjusted EBITDA at Level 5 = 90% of Adjusted EBITDA target bonus (plus earned Revenue and Individual Objectives)

◦	Adjusted EBITDA at Level 6 = 100% of Adjusted EBITDA target bonus (plus earned Revenue and Individual Objectives)

◦	Adjusted EBITDA > Level 6 = 100% of Adjusted EBITDA target bonus (plus earned Revenue and Individual Objectives)

▪	For Adjusted EBITDA performance greater that the Adjusted EBITDA target, an Excess Bonus may only be funded based upon Revenue performance greater than 100% of revenue target as described below.
Revenue Performance and Portions of Revenue Component Funded

◦	Revenue < Level 1 = no incentive earned for Revenue component.

◦	Revenue at Level 1 = 15% of Revenue target bonus (plus earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 2 = 40% of Revenue target bonus (plus earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 3 = 60% of Revenue target bonus (plus earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 4 = 80% of Revenue target bonus (plus earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 5 = 95% of Revenue target bonus (plus earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 6 = 100% of Revenue target bonus (plus earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 7 = 110% of Revenue target bonus and 110% of earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 8 = 125% of Revenue target bonus and 125% of earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 9 = 140% of Revenue target bonus and 140% of earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 10 = 160% of Revenue target bonus and 160% of earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 11 = 190% of Revenue target bonus and 190% of earned Adjusted EBITDA and earned Individual Objectives)

◦	Revenue at Level 12 = 200% of Revenue target bonus and 200% of earned Adjusted EBITDA and earned Individual Objectives)

▪	The maximum MIP amount is limited to two (2) times the participant’s Base Bonus.

The Compensation Committee shall adjust the corporate and individual performance objectives as the Compensation Committee in its sole discretion may determine is appropriate in the event of unbudgeted acquisitions or divestitures or other unexpected fundamental changes in the business, any business unit or any product to fairly and equitably determine the bonus amounts and to prevent any inappropriate enlargement or dilution of the bonus amounts.  In that respect, the corporate and individual performance objectives may be adjusted to reflect, by way of example and not of limitation, (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No.  30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Annual Report on Form 10-K for the applicable year, (v) acquisitions or dispositions or (vi) foreign exchange gains or losses.  To the extent any such adjustments affect any bonus amounts, the intent is that the adjustments shall be in a form that allows the bonuses payable to Covered Employees to continue to meet the requirements of Section 162(m) of the Code for deductibility to the extent intended to constitute qualified performance-based compensation.

VIII.	Maximum MIP Payment Amounts

The maximum potential amount to be earned by a participant is two (2) times the participant’s Base Bonus Amount. The determining annual base salary in the earned payout calculation is the annual base salary in effect at the end of the program period or the end of each respective period when a participant transfers from one MIP eligible position to another. In all cases, the maximum earned payout for the 2015 MIP for any one individual participant cannot exceed $750,000.

IX.	Payment of Earned MIP Amounts

Amounts earned by participants will be paid following the Board of Directors meeting in late February or early March, and such payment date shall be paid between February 15, 2016 and March 15, 2016.

X.	Compliance with Section 162 (m)

It is the intent of the Company that the 2015 MIP and any bonuses payable under the 2015 MIP to participants who are or may become persons whose compensation is subject to Section 162(m) of the Code and that are intended to constitute qualified performance-based compensation satisfy any applicable requirements of Section 162(m) of the Code to qualify as qualified performance-based compensation. Any provision, application or interpretation of the 2015 MIP inconsistent with this intent shall be disregarded or deemed to be amended to the extent necessary to conform to such requirements. The provisions of the 2015 MIP may be bifurcated by the Board of Directors upon recommendation by the Compensation Committee at any time, so that certain provisions of the 2015 MIP required in order to satisfy the requirements of Section 162(m) of the Code are only applicable to participants whose compensation is subject to 162(m) of the Code.

XI.	Exemption from 409A

This Plan is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith. The Committee may at any time amend, suspend or terminate this Plan, or any payments to be made hereunder, as necessary to be exempt from Section 409A of the Code. Notwithstanding the preceding, MiMedx shall be liable to any participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any bonus to be made under this Plan is subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code. The bonuses under the Plan are intended to satisfy the exemption from Section 409A of the Code for “short-term deferrals.”

XII.	MIP Miscellaneous

Nothing in the MIP shall be deemed to constitute a contract for the continuance of employment of the participants or bring about a change of status of employment. Neither the action of the Company in establishing this program, nor any provisions hereof, nor any action taken by the Company shall be construed as giving any employee the right to be retained in the employ of the Company for any period of time, or to be employed in any particular position, or at any particular rate of remuneration.

Further, nothing contained herein shall in any manner inhibit the day-to-day conduct of the business of the Company and its subsidiaries, which shall remain within the sole discretion of management of the Company; nor shall any requirements imposed by management or resulting from the conduct of the business of the Company constitute an excuse for, or waiver from, compliance with any goal established under this plan.

No persons shall have any right, vested or contingent, or any claim whatsoever, to be granted any award or receive any payment hereunder, except payments of awards determined and payable in accordance with the specific provisions hereof or pursuant to a specific and properly approved agreement regarding the granting or payment of an award to a designated individual.

Neither this program, nor any payments pursuant to this program, shall affect, or have any application to, any of the Company’s life insurance, disability insurance, PTO, medical or other related benefit plans, whether contributory or non-contributory on the part of the employee except as may be specifically provided by the terms of the benefit plan.

All payments pursuant to this program are in gross amounts less applicable withholdings.

MiMedx reserves the right to apply a participant’s incentive payment against any outstanding obligations owed to the Company.

MIMEDX GROUP, INC 1775 WEST OAK COMMONS CT NE MARIETTA, GA 30062
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CONTROL #	000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

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MIMEDX GROUP, INC
		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _______________________________________
The Board of Directors recommends you vote FOR the following:		All	All	Except
1. Election of Directors (Class II)		☐	☐	☐
Nominees:
01)	Joseph Bleser
02)	Bruce Hack
03)	William C. Taylor

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain

2	Proposal to approve the Amendment to the Articles of Incorporation to increase authorized shares.				☐	☐	☐

3	Proposal to approve the 2015 Management Incentive Plan to permit the grant of awards that are intended to qualify under Section 162(m) of the Internal Revenue Code.				☐	☐	☐
4	Proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year.				☐	☐	☐

NOTE: The proxies will vote in their discretion regarding such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

			JOB #				SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

MIMEDX GROUP, INC.
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
May 14, 2015 11:00 AM EDT

The shares represented by this proxy will be voted as specified herein by the shareholder when instructions are given in accordance with the procedures described herein and in the accompanying proxy statement. If no specification is made, all shares will be voted "FOR" the election of directors and the approval of the proposals set forth in the proxy statement.

The shareholder represented herein appoints Parker H. Petit and Alexandra O. Haden, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said shareholder at the Annual Meeting of Shareholders of MiMedx Group, Inc. to be held at 1775 W. Oak Commons Court NE, Marietta, Georgia 30062 on May 14, 2015, at 11:00 AM (Eastern Daylight Time), and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Shareholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

Address changes/comments:

If you noted any Address changes/comments above/please mark corresponding box on the reverse side.)

continued and to be signed on reverse side